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Filed pursuant to Rule 424(b)(5)
Registration No. 333-161490

PROSPECTUS SUPPLEMENT
(To Prospectus Dated September 4, 2009)

18,000,000 Shares

FIRST BUSEY CORPORATION
Common Stock

        We are offering 18,000,000 shares of our common stock to be sold in this offering. Our common stock is listed on the Nasdaq Global Select Market under the symbol "BUSE." On September 24, 2009, the last reported sale price of our common stock on the Nasdaq Global Select Market was $4.52 per share.

        You should read carefully this prospectus supplement, the accompanying prospectus and our periodic and current reports and other information we file with the Securities and Exchange Commission before you invest. Investing in our common stock involves a high degree of risk. See "Risk Factors" beginning on page S-17 of this prospectus supplement to read about factors you should consider before buying shares of our common stock.

	Per Share	Total
Public offering price	$4.00	$72,000,000
Underwriting discounts and commissions	$0.20	$3,600,000
Proceeds to us (before expenses)	$3.80	$68,400,000

        We have granted the underwriters an option to purchase up to an additional 2,700,000 shares of our common stock at the public offering price, less underwriting discounts and commissions, within 30 days from the date of this prospectus supplement.

        None of the Securities and Exchange Commission, any state securities commission nor any other governmental agency has approved or disapproved of these securities or determined that this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

        These securities are not deposits and are not insured or guaranteed by the FDIC or any other governmental agency.

        The underwriters expect to deliver the shares of common stock through the facilities of The Depository Trust Company against payment on or about September 30, 2009.

Sole Bookrunning Manager:

Fox-Pitt Kelton Cochran Caronia Waller

Co-Manager:

FIG Partners, LLC

The date of this prospectus supplement is September 24, 2009.

S-i

ABOUT THIS PROSPECTUS

        This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of our common stock and certain other matters and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, gives more general information about us and the common stock offered hereby. Generally, when we refer to the prospectus, we are referring to both parts of this document combined. To the extent the description of this offering in the prospectus supplement differs from the description of our common stock in the accompanying prospectus or any document incorporated by reference filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement.

        We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any common stock offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. Neither we nor the underwriters are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

        You should read carefully both this prospectus supplement and the accompanying prospectus together with additional information described under the heading "Where You Can Find Additional Information" before you invest. You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it.

        You should not assume that the information in this prospectus supplement or the accompanying prospectus or any document incorporated by reference is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since the date of such information.

        In this prospectus supplement, the terms "First Busey," "Company," "we," "us," and "our" refer to First Busey Corporation and its consolidated subsidiaries, collectively, unless the context requires otherwise. References in this prospectus to "Busey Bank" mean Busey Bank, an Illinois state-chartered bank with its main office in Champaign, Illinois. Busey Bank is our wholly-owned principal banking subsidiary.

 SPECIAL CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        Certain statements contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus that are not historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, or the Exchange Act. These forward-looking statements are covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These statements, which are based on certain assumptions and estimates and describe our future plans, strategies and expectations, can generally be identified by the use of the words "may," "will," "should," "could," "would," "goal," "plan," "potential," "estimate," "project," "believe," "intend," "anticipate," "expect," "target," "aim" and similar expressions. These forward-looking statements include statements relating to our projected growth, anticipated future financial performance, financial condition, credit quality and management's long-term performance goals, as well as statements relating to the anticipated effects on results of operations and financial condition from expected developments or events, our business and growth strategies and any other statements that are not historical facts.

        These forward-looking statements are subject to significant risks, assumptions and uncertainties, and could be affected by many factors. Factors that could have a material adverse effect on our financial condition, results of operations and future prospects can be found in the "Risk Factors" section of this prospectus supplement, under Item 1A "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2008 and elsewhere in our periodic and current reports filed with the Securities and Exchange Commission, or the SEC. These factors include, but are not limited to, the following:

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  the effects of future economic, business and market conditions and changes, domestic and foreign, including seasonality;

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  governmental monetary and fiscal policies;

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  legislative and regulatory changes, including changes in banking, securities and tax laws and regulations and their application by our regulators, and changes in the scope and cost of Federal Deposit Insurance Corporation, or FDIC, insurance and other coverages;

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  changes in accounting policies, rules and practices;

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  the risks of changes in interest rates on the levels, composition and costs of deposits, loan demand, and the values and liquidity of loan collateral, securities, and other interest sensitive assets and liabilities;

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  the failure of assumptions and estimates underlying the establishment of reserves for possible loan losses and other estimates;

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  changes in borrowers' credit risks and payment behaviors;

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  changes in the availability and cost of credit and capital in the financial markets;

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  changes in the prices, values and sales volumes of residential and commercial real estate;

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  the effects of competition from a wide variety of local, regional, national and other providers of financial, investment and insurance services;

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  the risks of mergers, acquisitions and divestitures, including, without limitation, the related time and costs of implementing such transactions, integrating operations as part of these transactions and possible failures to achieve expected gains, revenue growth and/or expense savings from such transactions;

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  changes in technology or products that may be more difficult, costly, or less effective than anticipated;

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  the effects of war or other conflicts, acts of terrorism or other catastrophic events, including hurricanes, storms, droughts, tornados and flooding, that may affect general economic conditions, including agricultural production and demand and prices for agricultural goods and land used for agricultural purposes, generally and in our markets;

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  the failure of assumptions and estimates used in our reviews of our loan portfolio, the review of our credit grading methods by an independent firm and our analysis of our capital position;

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  the risk that our deferred tax assets could be reduced if estimates of future taxable income from our operations and tax planning strategies are less than currently estimated, and sales of our capital stock in this offering and/or other transfers of our capital stock could trigger a reduction in the amount of net operating loss carryforwards that we may be able to utilize for income tax purposes; and

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  other factors and risks described under "Risk Factors" herein.

        Because of those risks and other uncertainties, our actual future results, performance or achievement, or industry results, may be materially different from the results indicated by these forward-looking statements. In addition, our past results of operations are not necessarily indicative of our future results.

        You should not place undue reliance on any forward-looking statements, which speak only as of the dates on which they were made. We are not undertaking an obligation to update these forward-looking statements, even though circumstances may change in the future, except as required under federal securities law. We qualify all of our forward-looking statements by these cautionary statements.

PROSPECTUS SUPPLEMENT SUMMARY

        This summary highlights selected information about us and this offering and may not contain all of the information that is important to you. To understand the terms of the common stock offered hereby, you should read this prospectus supplement and the accompanying prospectus carefully. You should read carefully this prospectus supplement, the accompanying prospectus and the documents identified in the section "Where You Can Find More Information." Except as otherwise noted, all information in this prospectus supplement assumes no exercise by the underwriters of their option to purchase additional shares.

First Busey Corporation

        We are a $4.3 billion financial holding company headquartered in Urbana, Illinois. We conduct a broad range of financial services through our banking and non-banking subsidiaries. Our principal banking subsidiary is Busey Bank, which has locations in Illinois, Florida and Indiana. We conduct the business of banking and related services through Busey Bank, fiduciary and wealth management services through Busey Wealth Management, Inc. and retail payment processing through FirsTech, Inc. On July 31, 2007, we completed a merger of equals transaction with Main Street Trust, Inc. In connection with that merger, in November 2007, we combined Main Street Bank & Trust, Main Street's banking subsidiary, with Busey Bank and we combined Main Street Bank & Trust's trust department with Busey Trust Company, a subsidiary of Busey Wealth Management. As of June 30, 2009, we had total assets of $4.3 billion, total deposits of $3.3 billion and total stockholders' equity of $529.0 million.

        Busey Bank, which was organized in 1868, is an Illinois state-chartered bank with its main office in Champaign, Illinois, and had total assets of $3.8 billion as of June 30, 2009. Busey Bank has 43 locations, including 34 in central and east-central Illinois, eight in southwest Florida and one in Indianapolis, Indiana. On August 28, 2009, we merged our other banking subsidiary, Busey Bank, N.A., a national bank formed in 1999 with its main office in Fort Myers, Florida, that had total assets of $420.1 million as of June 30, 2009, with and into Busey Bank. Following the merger, Busey Bank continued operating the eight Florida locations formerly operated by Busey Bank, N.A.

        Busey Bank offers a full range of banking services, including commercial, agricultural and real estate loans, and retail banking services, including accepting customary types of demand and savings deposits, making individual, consumer, installment, first mortgage and second mortgage loans, offering money transfers, safe deposit services, IRA, Keogh and other fiduciary services, automated banking and automated fund transfers. Busey Bank's principal sources of income are interest and fees on loans and investments and service fees. Its principal expenses are interest paid on deposits and general operating expenses. Busey Bank's primary markets are downstate Illinois, southwest Florida and central Indiana.

        Busey Wealth Management, which is headquartered in Champaign, Illinois, provides asset management, brokerage and fiduciary services to individuals, businesses and foundations. It oversaw $3.1 billion in assets as of June 30, 2009. For individuals, Busey Wealth Management provides financial planning, investment management, retirement planning, brokerage and trust and estate advisory services. For businesses, it provides investment management, business succession planning and employee retirement plan services. For foundations, it provides services such as investment management, investment strategy consulting and fiduciary services.

        FirsTech, which has offices in Decatur, Illinois and St. Louis, Missouri, offers the following pay processing solutions: walk-in payments processing for payments delivered by customers to retail pay agents; online bill payment solutions for payments made by customers on a billing company's website; customer service payments for payments accepted over the telephone; direct debit services; electronic concentration of payments delivered by the Automated Clearing House network; money management software and credit card networks; and lockbox remittance processing of payments delivered by mail. FirsTech had 4,700 agent locations in 40 states as of June 30, 2009.

        Our principal executive offices are located at 201 West Main Street, Urbana, Illinois 61801, and our telephone number is (217) 365-4516. We maintain an Internet website at www.busey.com. Neither this website nor the information on this website is included or incorporated in, or is a part of, this prospectus supplement or the prospectus.

Our Strategy

        Our strategy is to seek proactive solutions in addressing the current economic challenges that will position us to quickly emerge in a position of strength from the financial crisis that began in 2007. Despite the credit deterioration in our Florida loan portfolio, we continue to see strength in our core downstate Illinois markets. In an effort to maintain our capital strength and return to profitability, we have implemented a strategy to aggressively address our nonperforming loans, almost all of which are in Florida, and continue to focus on our core businesses, which include our strong banking franchise in downstate Illinois and our fiduciary and wealth management and payment processing businesses. Consistent with this overall strategy, our specific areas of focus are:

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  Aggressive recognition of loan losses.  We have taken a conservative approach in addressing problem loans. Our goal is to stay ahead of the curve in charging off nonperforming loans in our Florida portfolio. The loan portfolio in our core downstate Illinois markets continue to perform well with no material credit deterioration to date. We believe that following the charge-offs and substantial provision for loan losses that we expect in the third quarter of 2009, as described under "Preliminary Projected Third Quarter 2009 Financial Results" beginning on page S-7, any future net charge-offs and loan loss provision attributable to the Florida market and on an aggregate basis will be significantly lower and more consistent with historical levels as they existed prior to the severe economic downturn that began in 2007.

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  Focus on credit quality and strong underwriting.  Given our view of the southwest Florida region, we have significantly limited new loan originations in this market to permit us to focus on resolving credit issues in this region. Currently, we are focused on originating loans within our core markets in downstate Illinois, which are not experiencing the credit stresses of southwest Florida. While we are committed to growing our loan portfolio over time, new lending relationships will be selected based upon strong deposit and other banking relationships. We expect that our credit selectivity, coupled with expected charge-offs, will result in a decline in our total loans through 2009.

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  Continue to nurture long-term banking relationships in our core Illinois markets.  We are focused on developing long-term banking relationships with our customers. The core strategy of our business is to be a leading community-minded bank in each of our markets with a leading share of deposits in such markets. We strive to nurture a loyal customer base that relies on First Busey for all of its banking needs. A key philosophy of our bank is to grow through relationships and not transactions.

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  Continue to grow through selective strategic acquisitions in our core markets.  Historically, acquisitions have been a key driver of our growth. We enter markets with the goal of having the first, second or third largest share of deposits in that market and have focused on acquisitions that allow us to reach this goal. Most recently, we completed a merger of equals transaction with Main Street Trust, Inc., a $1.5 billion financial holding company serving downstate Illinois, on July 31, 2007. We believe that with the strong capital and liquidity positions that we expect to have following the consummation of this offering and the separate private placement of our Series A Convertible Preferred Stock discussed below, we will be well-positioned to take advantage of acquisition opportunities in our market area should they arise. Specifically, we intend to consider potential acquisitions of failed banks from the FDIC that may become available in complementary markets.

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  Expand wealth management and payment processing.  With the increased focus on credit quality and expected slower loan growth, we anticipate that Busey Wealth Management and FirsTech will continue to be a driver of future growth. We continue to build our fiduciary and wealth management businesses as we seek to develop high touch point customers and deep customer relationships.

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  Maintain liquidity and capital adequacy.  In light of the challenging economic climate, we have sought to maintain significant liquidity and capital. On March 6, 2009, pursuant to the Capital Purchase Program implemented under the Emergency Economic Stabilization Act, we entered into an agreement with the U.S. Department of the Treasury, or the U.S. Treasury, pursuant to which we issued and sold to the U.S. Treasury 100,000 shares of our Fixed-Rate Cumulative Perpetual Preferred Stock, Series T, together with a warrant to purchase 1,147,666 shares of our common stock for an aggregate purchase price of $100 million in cash. In April 2009, we announced a reduction in our quarterly dividend from $0.20 per share to $0.08 per share. We will continue to carefully monitor the payment of our dividend going forward.

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  Delivering long-term returns.  We aim to deliver long-term returns through a focus on prudently growing our core markets, focusing on our fee-based fiduciary and wealth management and payment processing businesses, managing costs and growing through prudent acquisitions. Our primary focus is on long-term stability led by balance sheet growth, not short-term gains or losses. We believe this strategy will best enhance our long-term stockholder value.

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  Embrace technology to expand our services.  We embrace progressive communication technology channels that we believe enhance our business profile, expand our reach and ultimately better serve our customers.

Our Strengths

        We are a diversified financial institution with a community-minded approach to providing banking, fiduciary and wealth management and retail payment processing services. Our banking subsidiary, Busey Bank, provides a full range of banking services and had $4.3 billion in assets and total deposits of $3.3 billion as of June 30, 2009, after giving effect to our subsequent consolidation with our Florida bank subsidiary. Through Busey Wealth Management, we provide asset management, trust and brokerage services and oversaw $3.1 billion in assets as of June 30, 2009. We offer retail payment processing through FirsTech, which processed over 32 million transactions during the 12 months ended December 31, 2008 through online bill payments, lockbox processing and walk-in payments. FirsTech had 4,700 agent locations in 40 states as of June 30, 2009.

        We believe that we are well-positioned for future growth and profitability because of the following strengths of our organization:

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  Attractive, stable demographics in our core markets.  The downstate Illinois markets possess strong industrial, academic and healthcare employment bases that have performed well relative to the rest of the United States during the current economic downturn. Our primary downstate Illinois markets of Champaign, Macon, McLean and Peoria counties are anchored by several strong, familiar and stable organizations.

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  Champaign County is home to the University of Illinois at Urbana-Champaign, the University's primary campus, which has in excess of 41,000 students, and has grown annually over the last decade. Additionally, Champaign County healthcare providers serve a significant area of downstate Illinois and western Indiana.

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  Macon County is home to Archer Daniels Midland Company, a Fortune 100 company and one of the largest agricultural processors in the world. ADM's presence in Macon County supports many businesses in the surrounding area. Additionally, Macon County is home to Millikin University, and its healthcare providers located there serve a significant role in the market.

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  McLean County is home to State Farm Insurance, Country Financial, Illinois State University and Illinois Wesleyan University. State Farm, a Fortune 100 company, is the largest employer in McLean County and, together with Country Financial and the universities, provides additional stability to a growing area of downstate Illinois.

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    Peoria County is home to Caterpillar, Inc., a Fortune 100 company, and Bradley University, in addition to several health care-related organizations serving much of the western portion of downstate Illinois.

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  Exceptional performance in our core downstate Illinois market.  Our Illinois markets have performed well during the current economic downturn. In Illinois, our nonperforming loans to total loans ratio was 1.1% ($25.5 million nonperforming loans to total loans of $2.3 billion) as of June 30, 2009. Additionally, more than half of our Illinois nonperforming loans as of June 30, 2009 consisted of two relationships for which we believe we have fully provided for the potential losses. We do not expect any material change in these or our other credit quality measures for our downstate Illinois markets as of September 30, 2009.

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  Community-minded banking model with strong market share.  We have built a strong position in downstate Illinois by providing outstanding customer service and maintaining a high degree of banking expertise in each of our markets. We have also grown by acquiring long-standing, community-based banks with leading market shares in their markets. We enter markets with the goal to be ranked 1, 2 or 3 in terms of deposit market share. Based on information obtained from the most recently available FDIC Summary of Deposits, which contained data as of June 30, 2008, First Busey ranked in the top 10 in total deposits in five Illinois counties: first in Champaign County, first in Ford County, first in Macon County, second in Shelby County, second in McLean County and ninth in Peoria County. We believe customers for banking services are generally influenced by convenience, quality of service, personal contacts, price of services and availability of products.

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  Highly experienced management team with strong community ties.  We seek to attract talented management and strive to retain our skilled professionals. Through our acquisitions, we have acquired many top-tier professionals with years of experience and deep community ties. The quality of management teams has always been a key criteria in selecting acquisition targets. We have strived to retain management following the entry into a new market to capitalize on the expertise, local knowledge and experience in each of our markets.

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  Diversified revenue stream.  In addition to our traditional banking business, we offer wealth management and fiduciary services, as well as retail payment processing. Through Busey Wealth Management and its affiliates, we are a leading provider of wealth management and fiduciary services in downstate Illinois. We had in excess of $3.1 billion in assets under administration through Busey Wealth Management as of June 30, 2009. Additionally, we have a growing retail payment processing business in FirsTech. Our overall fee income, including the revenues from Busey Wealth Management and FirsTech, contributed over 42% of our non-interest income as of June 30, 2009.

Preliminary Projected Third Quarter 2009 Financial Results

        Projected charge-offs and provision for loan losses.    In the second quarter of 2009, we recognized a provision for loan losses of $47.5 million, which was significantly higher than in previous quarters and which led to a net loss for that quarter of $20.5 million. We have continued to proactively address problem assets and risks in our loan portfolio, and we performed an internal analysis of the effects of possible losses on our capital position as of June 30, 2009 during the third quarter of 2009.

        In early September 2009, we engaged a nationally recognized firm to conduct an independent review of our credit risk ratings or loan grading methodology. This firm reviewed 119 Florida commercial loans from approximately 88 relationships with individual balances of $1 million or more and an aggregate principal balance of approximately $341 million, or approximately 70% of our total Florida commercial loan portfolio. It also reviewed 720 Illinois and Indiana commercial loans from approximately 314 relationships with balances of $2 million or more, and with an aggregate principal balance of approximately $1.2 billion, or approximately 50% of our Illinois/Indiana commercial loan portfolio.

        During September, concurrently with the outside review of our credit grading, we intensively reviewed our loan portfolio and evaluated our credit ratings, our allowance for loan losses and the need for additional provisions for loan losses, charge-offs and loan impairments. The outside firm has completed its preliminary review, and has discussed its preliminary findings with Company management, but has not yet prepared a report. As part of preparing a report, the outside firm discusses differences in credit ratings with us, and evaluates additional information to narrow differences between our and the firm's ratings grades, especially where the outside firm's rating was lower than ours but where the outside firm may have lacked complete information on the credit. The outside firm has informed Company management that it believes our credit risk ratings are reasonable, and based upon initial data and discussions, it appears that the outside firm's and our loan review grades are generally consistent with each other.

        We use our loan grading system and the related loan portfolio reviews to establish an allowance for loan losses that we believe will be adequate, to provide provisions for loan losses and to make loan impairment and charge-off decisions. The outside firm did not evaluate the adequacy of our allowance for loan losses or the capital effects of the risks of loss in our loan portfolio. However, its review and its preliminary conclusions about our credit grading methodology supports the conclusions we have drawn from our internal review as to the reasonableness of our allowance for loan losses, provisions for loan losses, and loan impairments and charge-offs.

        We have determined to write down problem credits aggressively, notably those in our Florida commercial loan portfolio, during the third quarter of 2009. As a result, we currently anticipate that we will recognize total net charge-offs between $110 million and $115 million and recognize a provision for loan losses of between $120 million and $125 million for the quarter ending September 30, 2009. Approximately 95% of these expected charge-offs and additional provisions for loan losses are attributable to our Florida operations. Due to the significant expected charge-offs and loan loss provision, we anticipate recognizing a net loss for the quarter ending September 30, 2009 of between $62.5 million and $67.5 million, not including any potential goodwill impairment charges.

        Because of the work we have done internally and with our outside firm, including the more adverse assumptions applied to our Florida commercial loan portfolio, we believe that our loan charge-offs and impairments, and our rate of added provisions for loan losses in future quarters, starting with the fourth quarter of 2009, should be significantly lower than our experience in the last few quarters. We further believe that following the completion of this offering and the separate private placement of our Series A Convertible Preferred Stock, our capital should be sufficient to withstand the economic and credit challenges that we expect.

        Potential goodwill impairment.    In addition to the projected charge-offs and provision for loan losses, our net income for the third quarter of 2009 could be materially negatively affected by a potential non-cash goodwill impairment charge. As of June 30, 2009, we had $228.9 million of goodwill, of which $208.2 million related to Busey Bank. We generally assess our goodwill for impairment on an annual basis as of December 31. As of March 31, 2009, and June 30, 2009, however, our market capitalization (market value of total common shares outstanding) was less than our stockholders' common equity, which indicated that goodwill may have been impaired. As a result, we performed a valuation analysis of our goodwill and concluded that our remaining goodwill was not impaired as of March 31, 2009 or June 30, 2009. We will perform another valuation analysis as of September 30, 2009 and believe that the first step of our goodwill analysis will indicate impairment that will require further testing.

        Because the analysis of goodwill is a complex process that requires the use of multiple valuation methodologies and relies on several variables that cannot be determined at this time, we cannot predict at this time the results of this analysis of goodwill impairment. However, based on our preliminary analysis as of the date of this prospectus supplement, including the impact of the significant provision for loan losses that we expect to recognize during the third quarter of 2009 as discussed above, we believe there is a substantial likelihood that our goodwill will be deemed to be impaired as of the September 30, 2009 testing date. If that is the case, we will be required to recognize a significant non-cash goodwill impairment charge in the third quarter of 2009. It is possible that all or substantially all of the $208.2 million of goodwill related to Busey Bank recorded on our balance sheet as of June 30, 2009 could be impaired. Any non-cash goodwill impairment charge would further increase the net loss that we expect to realize for the quarter ending September 30, 2009 due to the expected significant provision for loan losses previously discussed, but such a goodwill impairment charge would not negatively affect, in any material way, our liquidity, our regulatory capital ratios, or our other capital ratios, including tangible common equity to tangible assets and tangible common equity to risk-weighted assets ratios. We do not expect that our approximately $20.7 million of goodwill related to Busey Wealth Management or FirsTech will be impaired.

        Non-compliance with financial covenants in credit agreement.    We are a borrower under an Amended and Restated Credit Agreement, dated as of May 31, 2009, with JPMorgan Chase Bank, N.A. The $46.0 million credit facility provided by the credit agreement is comprised of a term loan of $26.0 million and a line of credit of up to $20.0 million. The credit facility is secured by all of the capital stock of Busey Bank. Pursuant to the terms of the agreement, the term loan matures on June 1, 2011, and the line of credit matures on May 31, 2010. As of September 18, 2009, we had $26.0 million in principal amount outstanding on the term loan and $250,000 principal amount outstanding on the line of credit. We have made all required interest payments on the outstanding principal amounts on a timely basis.

        The credit agreement contains certain representations and warranties and financial and negative covenants. A breach of any of these covenants could result in a default under the credit agreement. If measured on the date of this prospectus supplement, we would not be in compliance with two of the financial covenants in the credit agreement and we do not expect to be in compliance with these covenants when they are tested as of September 30, 2009. The first such covenant requires that we maintain, at all times following June 30, 2009, our ratio of nonperforming loans plus other real estate owned to total loans plus other real estate owned of not more than 5.50%. The second covenant requires that we maintain, at all times, an annualized return on average assets ratio of not less than 0.40%. Although we expect to satisfy the minimum return on average assets ratio within the two quarters following the quarter ending September 30, 2009, restoring our nonperforming loans ratio to the minimum level may take longer depending on market conditions.

        We have notified the lender that, if measured as of the date of this prospectus supplement, we would not be in compliance with those specific financial covenants and that we do not expect to be in compliance at September 30, 2009. We have not been in compliance with certain financial covenants in previous quarters and the lender has granted us waivers of noncompliance. We are in discussions with the lender regarding the potential resolution of these issues for the third quarter of 2009, including a waiver of noncompliance, and we believe that we will come to an acceptable agreement with the lender.

        Failure to be in compliance with any of the covenants in our credit agreement would give rise to an event of default thereunder. The credit agreement provides that upon an event of default as the result of our failure to comply with a covenant, the lender may immediately, (i) terminate all commitments to extend further credit, (ii) declare amounts outstanding under the line of credit and the term loan immediately due and payable, (iii) impose a default rate of interest, (iv) exercise all of its rights of setoff that it may have contractually, by law, in equity or otherwise, and (v) foreclose on all of the capital stock we own in Busey Bank, our principal subsidiary, which we have pledged to the lender. If the lender were to exercise its remedies under the credit agreement following an event of default, we could lose our principal asset and source of earnings and our financial position, liquidity and earnings could be materially adversely affected, and would be materially and adversely affected upon foreclosure of our Busey Bank stock. However, if the lender does not grant a waiver, then we intend to use available cash, which may include a portion of the net proceeds from this offering and the separate private placement of

Series A Convertible Preferred Stock, to repay the $26.0 million principal amount due and outstanding to the lender pursuant to the term loan and repay any amounts owing under the line of credit.

Private Placement of Mandatorily Convertible Preferred Stock

        General.    Because we have a limited number of available authorized but unissued shares of common stock under our articles of incorporation, we decided to maximize the amount of capital that we intend to raise at this time through a separate private placement of $39.3 million of a new series of mandatorily convertible preferred stock, referred to as Series A Convertible Preferred Stock, to a small group of existing shareholders. August C. Meyer, Jr., one of our directors, and certain members of his family, including his adult daughter who, prior to completion of the public offering, beneficially owned more than 5% of our common stock (collectively referred to as the Meyer family), have agreed to purchase, individually or through various trusts established for their benefit, $27.0 million of the Series A Convertible Preferred Stock. In addition, all of our other directors and several of our executive officers, as well as one individual accredited investor who is an existing stockholder but not a member of our board of directors, have agreed to purchase, in the aggregate, $12.3 million of the Series A Convertible Preferred Stock. We believe that all of the Series A Convertible Preferred Stock to be issued will constitute Tier 1 capital for regulatory purposes.

        Each of the participants in the separate private placement has executed a stock purchase agreement providing for the purchase of Series A Convertible Preferred Stock for $100,000 per share. Each share will have a liquidation preference of $100,000. Under the stock purchase agreement, the purchase of the shares of Series A Convertible Preferred Stock by each purchaser is subject to the closing of this offering as well as the receipt by the Meyer family of a notice of non-objection from the Federal Reserve with respect to the change in control filing that the Meyer family submitted to the Federal Reserve on August 20, 2009. Because of the Meyer family's substantial current ownership in us, it was required to file a change in control notice with the Federal Reserve and receive notice of non-objection to such change in control notice from the Federal Reserve. Accordingly, the Meyer family cannot purchase shares of the Series A Convertible Preferred Stock until it receives this notice of non-objection from the Federal Reserve. The receipt of such notice from the Federal Reserve would permit the Meyer family, as a group, to increase its ownership level in us up to 19.9% of our outstanding common stock. Even though the purchase of Series A Convertible Preferred Stock by the other purchasers in the private placement is not subject to prior Federal Reserve consent, the stock purchase agreement provides that it is a condition to closing all of the purchases in the private placement that the Meyer family has received the required notice of non-objection from the Federal Reserve. The stock purchase agreement provides that the closing of the private placement will occur promptly following the Meyer family's receipt of the required notice from the Federal Reserve.

        It is intended that the Series A Convertible Preferred Stock will remain outstanding for only a short period of time until we can hold a special meeting of stockholders at which our stockholders will be asked to approve an amendment to our articles of incorporation to increase the number of authorized shares of our common stock from 60 million to 100 million. In addition, because directors and executive officers are participating in the private placement, pursuant to Nasdaq listing rules, our stockholders are required to approve the conversion of the Series A Convertible Preferred Stock before the conversion provision of the Series A Convertible Preferred Stock can become operative. Upon receipt of the necessary stockholder approvals, the Series A Convertible Preferred Stock will automatically convert into shares of our common stock at the $4.00 per share public offering price in this offering. In the stock purchase agreement, we have committed to hold a special meeting of stockholders at which our stockholders will be asked to approve the amendment to our articles of incorporation and the conversion of the Series A Convertible Preferred Stock. We expect to hold the special meeting of stockholders in November 2009. If we do not obtain the requisite stockholder approvals at this meeting, the Series A Convertible Preferred Stock will remain outstanding and we will present the approvals at a subsequent special meeting or at the 2010 annual meeting of stockholders.

        We intend to use the net proceeds from this offering and the private placement of Series A Convertible Preferred Stock for general corporate purposes, including the contribution of a portion of such proceeds to Busey Bank as additional capital. Although we expect Busey Bank to be well-capitalized as of September 30, 2009 even without the contribution of any net proceeds from this offering or the separate private placement of Series A Convertible Preferred Stock to the capital of Busey Bank, in light of the current economic conditions, we intend to maintain Busey Bank's capital ratios at levels in excess of the minimum levels required to be considered well-capitalized and thus may use a portion of the net proceeds to increase such ratios.

        The general terms of the Series A Convertible Preferred Stock are as follows.

        Mandatory Conversion.    As discussed above, pursuant to the terms of the Series A Convertible Preferred Stock, subject to receipt of the required stockholder approvals, the shares of Series A Convertible Preferred Stock will be convertible into shares of our common stock at a conversion rate equal to the per share public offering price of our common stock in this offering (subject to customary adjustments in certain circumstances to avoid dilution). Upon conversion, accrued but unpaid dividends, if any, will be converted into shares of our common stock at the public offering price. Upon receipt of the required stockholder approvals, each share of the Series A Convertible Preferred Stock will automatically and mandatorily convert into shares of our common stock. If our stockholders do not approve either the conversion of the Series A Convertible Preferred Stock (as required by Nasdaq listing rules), which requires an affirmative vote of a majority of shares voting at the meeting, or the amendment to our articles of incorporation to increase the number of our authorized shares of common stock (as required by Nevada law) to permit the conversion, which requires a vote of a majority of the shares issued and outstanding, the Series A Convertible Preferred Stock will remain outstanding and will not convert until the required stockholder approvals are obtained.

        Dividends.    Until the shares of Series A Convertible Preferred Stock convert into shares of our common stock, the holders of Series A Convertible Preferred Stock will be entitled to receive, on each share of Series A Convertible Preferred Stock if, as and when declared by our board of directors, cumulative cash dividends with respect to each dividend period at a per annum rate equal to 9.00% of the liquidation amount per share and the amount of accrued and unpaid dividends for any prior dividend period on such share of Series A Convertible Preferred Stock, if any. Dividends will begin to accrue and be cumulative from the issuance date and will be payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year. Dividends not timely paid on the Series A Convertible Preferred Stock will also compound on each scheduled dividend payment date.

        We may not pay dividends on our common stock for a period unless all accrued and unpaid dividends for all past dividend periods on all outstanding shares of Series A Convertible Preferred Stock have been or are contemporaneously declared or paid in full.

        Ranking.    With respect to distributions upon the liquidation, winding-up and dissolution of our company, the Series A Convertible Preferred Stock will:

  •
  rank senior and prior to our common stock, and each other class or series of our equity securities, whether currently issued or issued in the future, that does not by its terms rank pari passu or senior to the Series A Convertible Preferred Stock with respect to payment of dividends or rights upon our liquidation, dissolution or winding up of the affairs in the amount of $100,000 per share plus the amount of any accrued and unpaid dividends, whether or not declared;

  •
  rank on a parity with each other class or series of our equity securities, whether currently issued or issued in the future, that by its terms provides that it ranks pari passu with the Series A Convertible Preferred Stock with respect to payment of dividends or rights upon liquidation, dissolution or winding up of the affairs of our company; and

  •
  rank junior to each other class or series of our equity securities, whether currently issued or issued in the future, that by its terms ranks senior to the Series A Convertible Preferred Stock with respect to payment of dividends or rights upon liquidation, dissolution or winding up of our affairs.

        The Series A Convertible Preferred Stock ranks on a priority together with the Series T Preferred Stock that we issued to the U.S. Treasury pursuant to the TARP Capital Purchase Program as to dividends and upon liquidation, dissolution or winding up of the Company.

        Other Terms.    The Series A Convertible Preferred Stock is perpetual and is not redeemable by us or by the holders of the Series A Convertible Preferred Stock. The Series A Convertible Preferred Stock will not have any voting rights, except to the extent required by Nevada law. At the closing of the private placement, we will enter into a registration rights agreement with the purchasers of the Series A Convertible Preferred Stock to grant them mandatory, demand and piggyback registration rights with respect to the shares of our common stock issuable upon conversion of the Series A Convertible Preferred Stock.

Series T Preferred Stock

        On March 6, 2009, we issued $100 million of our Series T Preferred Stock to the U.S. Treasury, pursuant to the Capital Purchase Program implemented as a component of the U.S. Treasury's Troubled Asset Relief Program, or TARP, together with a warrant to purchase 1,147,666 shares of our common stock at an initial purchase price of $13.07 per share. If this offering, together with any other qualified equity offerings that we may make prior to December 31, 2009 (together with the separate private placement of our Series A Convertible Preferred Stock), result in aggregate gross proceeds of at least $100 million, we expect that the number of shares of common stock issuable upon exercise of the U.S. Treasury's warrant would be reduced by 50% to 573,833 shares.

Dividends

        On April 21, 2009, our board of directors reduced our regular quarterly cash dividends on our outstanding common stock from $0.20 per share to $0.08 per share. The board took this action to implement its goal of building capital and liquidity and maintaining a conservative balance sheet in light of our expectation of continued elevated provisions for loan losses. On July 21, 2009, our board of directors declared a regular quarterly cash dividend of $0.08 per share. The board analyzed this dividend payment decision carefully to ensure it was consistent with our capital plan and our earnings. Although we recorded a net loss of $20.5 million for the quarter ended June 30, 2009 due in part to a provision for loan losses of $47.5 million, our core operating results and capital positions at that time were sufficient to fully fund the dividend payment. However, we will continue to review the dividend payment in subsequent quarters, particularly in light of the Federal Reserve's guidance issued earlier in 2009 limiting the payment of dividends and other distributions by bank holding companies that are realizing losses or are under stress. That guidance, among other things, announced the Federal Reserve's expectation that, in light of the current economic environment, bank holding companies should operate with capital positions well above the minimum required ratios and that the boards of directors of bank holding companies eliminate, defer or significantly reduce the subject company's dividends if the company's net income for the past four quarters, net of dividends previously paid during such period, was not sufficient to fully fund the dividends. While we continually monitor the payment of our dividend, it is the board's current intention to continue to pay a quarterly dividend on our common stock. However, based upon the Federal Reserve guidance and our expected third quarter losses, we provide no assurance that we will be able to declare dividends on our common stock or any outstanding preferred stock in the fourth quarter or in the foreseeable future.

 The Common Stock Offering

Common stock offered by us, excluding the underwriters' option:	18,000,000 shares
Common stock outstanding prior to this offering:	35,815,892 shares(1)
Common stock outstanding after this offering, excluding the underwriters' option:	53,815,892 shares(1)
Underwriters' option:	2,700,000 shares
Net proceeds:	We estimate that the net proceeds to us from this offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $67.8 million (or $78.1 million if the underwriters exercise their option in full).
The combined net proceeds to us from this offering and the separate private placement of Series A Convertible Preferred Stock, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, are expected to be approximately $106.7 million (or $116.9 million if the underwriters exercise their option in full).
Use of proceeds:	We intend to use the net proceeds from this offering and the separate private placement of Series A Convertible Preferred Stock for general corporate purposes, including the contribution of a portion of such proceeds to Busey Bank as additional capital.
Although we expect Busey Bank to be well-capitalized as of September 30, 2009 even without the contribution of any net proceeds from this offering or the separate private placement of Series A Convertible Preferred Stock to the capital of Busey Bank, in light of the current economic conditions, we intend to maintain Busey Bank's capital ratios at levels in excess of the minimum levels required to be considered well-capitalized and thus may use a portion of the net proceeds to increase such ratios.
Nasdaq Global Select Market symbol:	BUSE
Risk factors:	See the "Risk Factors" section of this prospectus supplement, Item 1A "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2008 and the other information in this prospectus supplement and the accompanying prospectus for a discussion of factors you should consider carefully before you decide whether to make an investment in shares of our common stock.

(1)
The number of shares of common stock outstanding prior to and after this offering is based on 35,815,892 shares of common stock outstanding as of June 30, 2009, and does not include, in either case: (a) 2,700,000 shares of common stock issuable pursuant to the underwriters' option to purchase additional shares; (b) 1,976,205 shares reserved for issuance upon exercise of stock options with a weighted-average exercise price of $16.78, which have been granted and remained outstanding as of June 30, 2009; (c) 1,147,666 shares of common stock that may be issued upon exercise of the warrant that was issued to the U.S. Treasury pursuant to the TARP Capital Purchase Program; and (d) the shares of common stock issuable upon the mandatory conversion of the Series A Convertible Preferred Stock that will be issued in the separate private placement.

SUMMARY SELECTED CONSOLIDATED FINANCIAL DATA

        The following tables set forth selected consolidated financial data for us at and for each of the years in the five-year period ended December 31, 2008 and at and for the six-month periods ended June 30, 2009 and 2008.

        The selected statement of income data for the years ended December 31, 2008, 2007 and 2006, and the selected statement of financial condition data as of December 31, 2008 and 2007, have been derived from our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2008, which is incorporated by reference in this prospectus supplement. The selected statement of income data for the years ended December 31, 2005 and 2004 and the summary statement of financial condition data as of December 31, 2006, 2005 and 2004 have been derived from our audited financial statements that are not incorporated by reference in this prospectus supplement.

        The summary financial data at and for the six months ended June 30, 2009 and 2008 have been derived from our unaudited interim financial statements included in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2009, which is incorporated by reference in this prospectus supplement. In the opinion of our management, these financial statements reflect all necessary adjustments (consisting only of normal recurring adjustments) for a fair presentation of the data for those periods. Historical results are not necessarily indicative of future results and the results for the six months ended June 30, 2009 are not necessarily indicative of our expected results for the full year ending December 31, 2009 or any other period. In particular, you should read the information above under "Prospectus Supplement Summary—Preliminary Projected Third Quarter 2009 Financial Results," which contains information about our preliminary projected third quarter 2009 financial results, and consider the effect it may have on our results for the full year ending December 31, 2009 and our financial condition as of December 31, 2009.

        You should read the summary selected consolidated financial data presented below in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our financial statements and the notes to those financial statements appearing in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2009, which are incorporated by reference in this prospectus supplement.

	As of and For the Six Months Ended June 30,		As of and For the Year Ended December 31,
	2009	2008	2008	2007(1)	2006	2005(1)	2004(1)
	(dollars in thousands, except per share data)
	(unaudited)
Balance Sheet Items
Total assets	$4,276,514	$4,265,431	$4,460,093	$4,192,925	$2,509,514	$2,263,422	$1,964,441
Securities available for sale	648,891	580,891	654,130	610,422	365,608	331,237	352,256
Gross loans	3,162,007	3,166,705	3,257,581	3,053,225	1,956,927	1,749,162	1,475,900
Allowance for loan losses	88,549	48,579	98,671	42,560	23,588	23,190	19,217
Total liabilities	3,747,558	3,751,908	4,005,276	3,663,228	2,324,240	2,093,708	1,825,569
Deposits	3,344,073	3,173,963	3,506,693	3,207,198	2,014,839	1,809,399	1,558,822
Total stockholders' equity	528,956	513,523	454,817	529,697	185,274	169,714	138,872
Total stockholders' equity to total assets	12.37%	12.04%	10.20%	12.63%	7.38%	7.50%	7.07%
Results of Operations
Total interest income	$95,935	$113,250	$220,484	$201,903	$146,366	$116,304	$85,919
Total interest expense	39,940	50,462	97,148	100,405	69,851	45,342	30,041
Net interest income	55,995	62,788	123,336	101,498	76,515	70,962	55,878
Provision for loan losses	57,500	14,450	98,250	14,475	1,300	3,490	2,905
Net interest income (loss) after provision for loan losses	(1,505)	48,338	25,086	87,023	75,215	67,472	52,973
Total other income	33,560	28,034	56,420	41,692	28,461	23,537	23,790
Other expenses	55,979	55,110	135,021	84,305	60,087	51,115	43,085
Income taxes	(10,688)	6,667	(15,568)	12,933	14,701	12,960	11,224
Net income (loss)	$(13,236)	$14,595	$(37,947)	$31,477	$28,888	$26,934	$22,454
Per Common Share Data
Basic earnings (loss) per share	$(0.42)	$0.41	$(1.06)	$1.13	$1.35	$1.29	$1.10
Diluted earnings (loss) per share	$(0.42)	$0.41	$(1.06)	$1.13	$1.35	$1.29	$1.09
Book value per share(2)	$11.98	$14.35	$12.70	$14.58	$8.64	$7.89	$6.74
Cash dividends declared per share	$0.28	$0.40	$0.80	$0.77	$0.64	$0.56	$0.51
Weighted average shares outstanding (basic) (in thousands)	35,816	35,887	35,838	27,779	21,349	20,805	20,370
Weighted average shares outstanding (diluted) (in thousands)	35,816	36,031	35,838	27,924	21,406	20,919	20,511
Shares outstanding at end of period (in thousands)	35,816	35,787	35,815	36,316	21,456	21,504	20,608
Other Information
Return on average assets(3)	(0.68)%	0.70%	(0.89)%	0.99%	1.23%	1.28%	1.28%
Return on average equity(3)	(7.43)%	5.65%	(7.39)%	9.89%	16.52%	17.97%	17.23%
Dividend payout ratio	N/M	98.51%	N/M	61.15%	47.29%	42.93%	46.24%
Net interest margin (tax equivalent)(4)	2.90%	3.47%	3.33%	3.58%	3.62%	3.72%	3.49%
Efficiency ratio(5)	59.4%	57.7%	59.4%	57.8%	56.7%	52.0%	53.3%
Credit Quality
Nonperforming loans to loans, before allowance for loan losses	4.02%	1.85%	2.58%	0.66%	0.40%	0.34%	0.25%
Nonperforming loans and nonperforming other assets to loans, before allowance for loan losses	4.48%	1.95%	3.07%	0.72%	0.44%	0.35%	0.54%
Net charge-offs to average loans	2.09%	0.27%	1.33%	0.35%	0.05%	0.05%	0.15%
Allowance for loan losses to total loans at period end	2.80%	1.53%	3.12%	1.39%	1.21%	1.33%	1.30%
Allowance for loan losses to nonperforming loans	69.7%	82.8%	117.2%	212.0%	303.8%	392.9%	524.5%
Net loans charged-off	$67,622	$8,431	$42,139	$8,350	$902	$725	$1,985
Regulatory and Other Capital Ratios
Tier 1 capital to average assets	7.90%	7.53%	6.14%	8.03%	7.38%	6.93%	6.88%
Tier 1 capital to risk-weighted assets	10.06%	8.93%	7.60%	9.62%	9.07%	8.70%	9.24%
Total capital to risk-weighted assets	11.35%	10.21%	8.88%	10.91%	10.49%	10.31%	10.92%
Tangible common equity to tangible assets(6)	4.37%	5.89%	4.71%	6.37%	5.19%	5.01%	5.35%
Tangible common equity to risk-weighted assets(6)	5.28%	7.00%	5.83%	7.68%	6.50%	6.31%	7.16%

(1)
First Busey Corporation acquired First Capital Bank on June 1, 2004, Tarpon Coast National Bank on July 29, 2005, and Main Street Trust on August 1, 2007. Results of operations for these institutions from acquisition date are included in the consolidated results of operations.

(2)
Total common stockholders' equity divided by common shares outstanding as of period end.

(3)
Returns for the six months ended June 30, 2009 and 2008 have been annualized.

(4)
Tax-equivalent net interest income divided by average earning assets.

(5)
Noninterest expense (net of amortization of intangibles and goodwill write off) divided by total revenue (net interest income and other operating income, net of securities gains and losses).

(6)
These measures are not measures recognized under Generally Accepted Accounting Principles, or GAAP, and are therefore considered non-GAAP financial measures. See the reconciliation below of these measures to their most comparable GAAP measures.

Non-GAAP Financial Measures

        Tax-equivalent net interest income is a common term and measure used in the banking industry, but is not a term used under GAAP. We believe that these presentations of tax-equivalent net interest income and tax-equivalent net interest margin aid in the comparability of net interest income arising from both taxable and tax-exempt sources over the periods presented. We believe that these non-GAAP financial measures provide a greater understanding of our business and performance, and facilitate an understanding of performance trends and comparisons with the performance of other financial institutions.

        We and investors often use the ratio of tangible common equity to tangible assets and the ratio of tangible common equity to risk-weighted assets to assess capital and the quality of capital. Tier 1 common equity and risk-weighted assets are terms used by banking regulators in assessing our capital adequacy for regulatory purposes. The ratios of tangible common equity to tangible assets and the ratio of tangible common equity to risk-weighted assets are not necessarily comparable to similar capital measures that may be presented by other companies.

        The limitations associated with these measures are the risks that persons might disagree as to the appropriateness of items comprising these measures and that different companies might calculate these measures differently, including as a result of using different assumed tax rates in making taxable equivalent measures. These disclosures should not be considered an alternative to GAAP. The information provided reconciles GAAP measures and tax-equivalent net interest income, tax-equivalent net interest margin and the ratios of tangible common equity or Tier 1 capital, as applicable, to tangible assets or risk-weighted assets, as applicable.

	As of and for the Six Months Ended June 30,		As of and for the Year Ended December 31,
	2009	2008	2008	2007	2006	2005	2004
	(dollars in thousands)
	(unaudited)
Non-taxable interest income	$2,038	$2,233	$4,434	$3,891	$3,927	$3,020	$2,425
Assumed tax rate	35.0%	35.0%	35.0%	35.0%	35.0%	35.0%	35.0%
Tax equivalent net interest income	57,022	63,991	125,724	103,592	78,360	72,588	57,185
Tax equivalent net interest margin	2.90%	3.47%	3.33%	3.58%	3.62%	3.72%	3.49%

	As of and for the Six Months Ended June 30,		As of and for the Year Ended December 31,
	2009	2008	2008	2007	2006	2005	2004
	(dollars in thousands)
	(unaudited)
Tangible common equity
Total stockholders' equity	$528,956	$513,523	$454,817	$529,697	$185,274	$169,714	$138,872
Less: Preferred equity	(98,533)	—	—	—	—	—	—
Goodwill and intangible assets	(254,675)	(278,835)	(256,868)	(280,487)	(58,132)	(59,224)	(35,637)

Tangible common equity	175,748	234,688	197,949	249,210	127,142	110,490	103,235

Tangible assets
Total assets	4,276,514	4,265,431	4,460,093	4,192,925	2,509,514	2,263,422	1,964,441
Less:
Goodwill and intangible assets	(254,675)	(278,835)	(256,868)	(280,487)	(58,132)	(59,224)	(35,637)

Tangible assets	4,021,839	3,986,596	4,203,225	3,912,438	2,451,382	2,204,198	1,928,804

Tier 1 common equity
Tangible common equity	175,748	234,688	197,949	249,210	127,142	110,490	103,235
Tier 1 adjustments:
Cumulative other comprehensive income	(8,803)	(2,098)	(9,837)	(4,132)	(5,494)	(7,282)	(9,170)
Deferred tax liabilities on intangible assets	10,075	11,705	10,874	12,487	960	—	—
Other	(607)	(447)	(537)	(460)	(149)	(978)	(943)

Tier 1 common equity	176,413	243,848	198,449	257,105	122,459	102,230	93,122

Total risk weighted assets
On balance sheet	3,194,378	3,118,544	3,244,703	3,002,861	1,831,188	1,621,985	1,378,584
Off balance sheet	131,073	235,097	147,971	242,502	125,633	128,261	63,754

Total risk weighted assets	3,325,451	3,353,641	3,392,674	3,245,363	1,956,821	1,750,246	1,442,338

RISK FACTORS

        You should carefully consider the risks described below before investing in shares of our common stock. These risks and uncertainties and the risks included under Item 1A "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2008 are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition or results of operations could be materially adversely affected by these risks. In that case, the trading price of our common stock could decline substantially, and you could lose part or all of your investment.

Risks Related to Our Business

        A continued downturn in the economy, particularly in downstate Illinois and southwest Florida, where our business is primarily conducted, could have an adverse affect on our business, financial condition and results of operations.

        Our business and earnings are directly affected by general business and economic conditions in the United States and, in particular, economic conditions in downstate Illinois and southwest Florida. These conditions include legislative and regulatory changes, short-term and long-term interest rates, inflation, employment rates, real estate values and sales prices and changes in government monetary and fiscal policies, all of which are beyond our control.

        In late 2007 and all of 2008, the U.S. economy experienced a severe downturn that has continued through the first half of 2009. Southwest Florida, in particular, has been severely affected by the current economic downturn and real estate activity and values have been especially harmed. As a result, we have experienced a deterioration of asset quality in the southwest Florida market, and have experienced historically high levels of problem assets, including other real estate owned, in that market. A downturn in economic conditions, particularly within our primary market areas of downstate Illinois, or a continuation of current depressed economic conditions in southwest Florida, could result in a decrease in demand for our products and services, an increase in loan delinquencies and defaults, high or increased levels of problem assets and foreclosures and reduced wealth management fees resulting from lower asset values. Real estate in southwest Florida pledged as collateral for loans made by us has declined and may continue to decline in value, in turn reducing customers' borrowing power, and reducing the value of assets and collateral associated with our existing loans, and the value of other real estate owned as a result of foreclosures.

        If the current weak economic conditions continue or worsen, our business, growth and profitability are likely to suffer. To the extent that our business customers' underlying businesses are harmed as a result of the general economic environment, our customers are more likely to default on their loans. In addition, the unemployment rate in the United States increased significantly during the second half of 2008 and has continued to increase in 2009. These factors could lead to reduced interest income and future additional provisions for loan losses.

        In addition, a deterioration in the national economy, or adverse change in agribusiness and capital goods exports, could materially adversely affect our downstate Illinois markets.

        Market volatility could have an adverse effect on us.

        The capital and credit markets have been experiencing volatility and disruption for more than a year. In some cases, the markets have produced downward pressure on stock prices and credit availability for certain issuers without regard to those issuers' underlying financial condition or performance. If current levels of market disruption and volatility continue or worsen, we may experience adverse effects, which may be material, on our customers' and our ability to maintain or access capital and on our business, financial condition and results of operations.

        Liquidity risks could affect operations and jeopardize our business, financial condition and results of operations.

        Liquidity is essential to our business. An inability to raise funds through deposits, borrowings, the sale of loans and other sources could have a substantial negative effect on our liquidity. Our primary sources of funds consist of cash from operations, investment maturities and sales, deposits and funds from sales of capital securities. Additional liquidity is provided by the holding company line of credit and term loan with our correspondent lender, brokered deposits, bank lines of credit, repurchase agreements and the ability to borrow from the Federal Reserve Bank and the Federal Home Loan Bank. Our access to funding sources in amounts adequate to finance or capitalize our activities or on terms that are acceptable to us could be impaired by factors that affect us directly or the financial services industry or economy in general, such as further disruptions in the financial markets or negative views and expectations about the prospects for the financial services industry.

        Since late 2007, and particularly during the second half of 2008 and much of the first half of 2009, the financial services industry and the credit markets generally have been materially and adversely affected by significant declines in asset values and by a lack of liquidity. The liquidity issues have been particularly acute for regional and community banks, as many of the larger financial institutions have significantly curtailed their lending to regional and community banks to reduce their exposure to the risks of other banks. In addition, many of the larger correspondent lenders have reduced or even eliminated federal funds lines for their correspondent customers. Furthermore, regional and community banks generally have less access to the capital markets than do the national and super-regional banks because of their smaller size and limited analyst coverage.

        As discussed previously under "Prospectus Supplement Summary—Preliminary Projected Third Quarter 2009 Financial Results—Non-Compliance with Financial Covenants in Credit Agreement," if measured as of the date of this prospectus supplement, we would not be in compliance with two of the financial covenants contained in our credit agreement with JPMorgan Chase Bank, N.A., and we do not expect to be in compliance with those covenants when they are tested as of September 30, 2009. We have notified the lender that, if measured as of the date of this prospectus supplement, we would not be in compliance with those specific financial covenants and that we do not expect to be in compliance at September 30, 2009. We are in discussions with the lender regarding the potential resolution of these issues, including a waiver of noncompliance. If the lender does not grant a waiver, then we intend to use available cash, which may include a portion of the net proceeds from this offering and the separate private placement of the Series A Convertible Preferred Stock, to repay the $26.0 million principal amount due and outstanding to the lender pursuant to the term loan and repay any amounts owing under the line of credit. Under the terms of the credit agreement, the lender could prohibit us from borrowing under the line of credit during such time that we remain in non-compliance. As a result, we may not have an open line of credit with a correspondent lender to facilitate our liquidity and we will rely more on our ability to generate deposits and effectively manage the repayment and maturity schedules of our loans and investment securities, respectively, to ensure that we have adequate liquidity to fund our operations. Any decline in available funding could adversely impact our ability to originate loans, invest in securities, meet our expenses, pay dividends to our stockholders, or to fulfill obligations such as repaying our borrowings or meeting deposit withdrawal demands, any of which could have a material adverse impact on our liquidity, business, financial condition and results of operations.

        We incurred net losses for 2008 and in the first half of 2009, and expect to incur a substantial net loss in the third quarter of 2009, and cannot make any assurances that we will not incur further losses.

        We incurred a net loss of $37.9 million for the year ended December 31, 2008, and a net loss of $15.0 million for the six months ended June 30, 2009, and, as discussed above under "Prospectus Supplement Summary—Preliminary Projected Third Quarter 2009 Financial Results," we expect to incur a substantial net loss estimated at between $62.5 million and $67.5 million for the quarter ending September 30, 2009 due to high levels of expected charge-offs and provision for loan losses, as well as a possible goodwill impairment. We cannot provide any assurances that we will not incur future losses, especially in light of economic conditions that continue to adversely affect our borrowers, particularly those in our southwest Florida market.

        Nonperforming assets take significant time to resolve and adversely affect our results of operations and financial condition, and could result in further losses in the future.

        At June 30, 2009 and December 31, 2008, our nonperforming loans (which consist of non-accrual loans and loans past due 90 days or more and still accruing loans) totaled $127.1 million and $84.2 million, or 4.00% and 2.58% of our loan portfolio, respectively. At June 30, 2009 and December 31, 2008, our nonperforming assets (which include nonperforming loans plus other real estate owned) were $141.9 million and $100.0 million, or 3.32% and 2.24% of total assets, respectively. Based upon current projections, we anticipate that, as of September 30, 2009, we will have nonperforming loans of $126.1 million and nonperforming assets of $140.9 million, which are similar to our levels of these loans and assets at June 30, 2009. In addition, we had approximately $45.8 million and $40.4 million in accruing loans that were 30-89 days delinquent at June 30, 2009 and December 31, 2008, respectively. Our nonperforming assets adversely affect our net income in various ways. We do not record interest income on non-accrual loans or other real estate owned, thereby adversely affecting our income and returns on assets and equity, and our loan administration costs increase and our efficiency ratio is adversely affected. When we take collateral in foreclosures and similar proceedings, we are required to mark the collateral to its then-fair market value, which, when compared to the value of the loan, may result in a loss. These nonperforming loans and other real estate owned also increase our risk profile and the capital our regulators believe is appropriate in light of such risks. The resolution of nonperforming assets requires significant time commitments from management, which can be detrimental to the performance of their other responsibilities. There is no assurance that we will not experience further increases in nonperforming loans in the future, or that our nonperforming assets will not result in further losses in the future.

        Our allowance for loan losses may be insufficient to absorb actual losses in our loan portfolio.

        We established our allowance for loan losses and maintain it at a level considered adequate by management to absorb potential loan losses based on a continual analysis of our portfolio and market environment. The allowance for loan losses represents our estimate of probable losses in the portfolio at each balance sheet date and is based upon other relevant information available to us. The allowance contains provisions for probable losses that have been identified relating to specific borrowing relationships, as well as probable losses inherent in the loan portfolio and credit undertakings that are not specifically identified. Additions to the allowance for loan losses, which are charged to earnings through the provision for loan losses, are determined based on a variety of factors, including an analysis of the loan portfolio, historical loss experience and an evaluation of current economic conditions in the relevant market areas. The actual amount of loan losses is affected by changes in economic, operating and other conditions within our markets, which may be beyond our control, and such losses may exceed current estimates.

        Our allowance for loan losses was $88.5 million at June 30, 2009, a decrease from $98.7 million at December 31, 2008. With the estimated provision for loan losses of between $120 million and $125 million and total net charge-offs of between $110 million and $115 million for the quarter ending

September 30, 2009, we anticipate that the allowance for loan losses will be between $93.5 million and $103.5 million at September 30, 2009. Approximately 95.5% of the charge-offs and additional provisions for loan losses are attributable to our Florida operations. At June 30, 2009, our allowance for loan losses as a percentage of total loans was 2.8%, compared to 3.1% at December 31, 2008, and as a percentage of total nonperforming loans was 69.7%, compared to 117.2% at December 31, 2008. At September 30, 2009, we estimate that the allowance as a percentage of total loans will be approximately 3.23% and as a percentage of total nonperforming loans will be approximately 78.2%.

        Although management believes that the allowance for loan losses is adequate to absorb losses on any existing loans that may become uncollectible, in light of the current economic environment, there is no guarantee that we will not be required to take additional provisions for loan losses in the future to further supplement the allowance for loan losses, particularly if economic conditions worsen beyond what management currently expects, either due to management's decision to do so or requirements by the regulators. Additional provisions to the allowance for loan losses and loan losses in excess of our allowance for loan losses may adversely affect our business, financial condition and results of operations.

        A significant portion of the loans in our portfolio is secured by real estate.

        Approximately 82.4% of our loans are collateralized by real estate. The market value of real estate can fluctuate significantly in a short period of time as a result of market conditions in the area in which the real estate is located. Adverse changes affecting real estate values and the liquidity of real estate in one or more of our markets could increase the credit risk associated with our loan portfolio, and could result in losses which would adversely affect profitability. These changes already have especially affected our southwest Florida market. Adverse changes in the economy affecting real estate values and liquidity generally and, specifically, in downstate Illinois and especially a continuation or worsening of conditions in southwest Florida, could significantly impair the value of property pledged as collateral on loans and affect our ability to sell the collateral upon foreclosure without a loss or additional losses. Collateral may have to be sold for less than the outstanding balance of the loan which could result in losses.

        The effects of ongoing mortgage market challenges, combined with the ongoing correction in residential real estate market prices and reduced levels of home sales, has the potential to adversely affect our real estate loan portfolio in several ways, each of which could adversely affect our operating results and/or financial condition. In particular, as of June 30, 2009, approximately 21.5% of our loan portfolio consists of real estate construction loans, which primarily are loans made to home builders and developers. Demand for residential construction loans has decreased significantly since 2007, and a further decrease in demand for the properties constructed by home builders and developers could result in higher delinquencies and greater charge-offs in future periods on loans made to such borrowers. In addition, many Florida real estate markets, especially the markets in southwest Florida, where we have significant operations, declined significantly in value throughout 2008 and the first half of 2009. The current market environment has also negatively affected the demand for residential real estate loans, which constitute a significant part of our overall portfolio. With our expected loan charge-offs and provision for loan losses in the third quarter of 2009, we believe that we have adequately provided for known losses in our southwest Florida operations. However, no assurance is given that our future loan losses and provisions for loan losses will not be higher or that our allowance for loan losses will be sufficient.

        Finally, the problems that have occurred in the residential real estate and mortgage markets have begun to spread to the commercial real estate market, particularly in Florida. As a result, the value of some of the collateral securing our commercial real estate loans in Florida has declined, and the demand for our commercial real estate loans in that state has decreased. In addition, we have experienced a downturn in credit performance by our commercial real estate loan customers located in Florida. In Illinois, we have not experienced a downturn in credit performance by our commercial real estate loan customers similar to our experience in southwest Florida, but in light of the uncertainty that exists in the economy and credit markets, there can be no guarantee that we will not experience any deterioration in the performance of commercial real estate and other real estate loans in the future.

        Real estate construction, land acquisition and development loans are based upon estimates of costs and values associated with the complete project. These estimates may be inaccurate, and we may be exposed to significant losses on loans for these projects.

        Construction, land acquisition, and development loans comprised approximately 21.5% of our total loan portfolio at June 30, 2009, and such lending involves additional risks because funds are advanced upon the security of the project, which is of uncertain value prior to its completion, and costs may exceed realizable values in declining real estate markets. Because of the uncertainties inherent in estimating construction costs and the realizable market value of the completed project and the effects of governmental regulation of real property, it is relatively difficult to evaluate accurately the total funds required to complete a project and the related loan-to-value ratio. As a result, construction loans often involve the disbursement of substantial funds with repayment dependent, in part, on the success of the ultimate project and the ability of the borrower to sell or lease the property, rather than the ability of the borrower or guarantor to repay principal and interest. If our appraisal of the value of the completed project proves to be overstated or market values or rental rates decline, we may have inadequate security for the repayment of the loan upon completion of construction of the project. If we are forced to foreclose on a project prior to or at completion due to a default, there can be no assurance that we will be able to recover all of the unpaid balance of, and accrued interest on, the loan as well as related foreclosure and holding costs. In addition, we may be required to fund additional amounts to complete the project and may have to hold the property for an unspecified period of time while we attempt to dispose of it.

        Credit risk cannot be eliminated.

        There are risks in making any loan, including risks inherent in dealing with individual borrowers, risks of nonpayment, risks resulting from uncertainties as to the future value of collateral and cash flows available to service debt and risks resulting from economic and market conditions. We attempt to reduce our credit risk through loan application approval procedures, monitoring the concentration of loans within specific industries and geographic location, and periodic independent reviews of outstanding loans by our loan review and audit departments as well as external auditors. However, while such procedures should reduce our risks, they cannot be expected to eliminate our credit risks.

        The third-party review of our loan grading is not a forecast or prediction of future results, performance or future capital adequacy.

        The review of our credit risk ratings for a sample of our commercial loans by a nationally-recognized firm is preliminary and has not been completed. It is not a forecast and should not be viewed as a prediction of future results or performance, the adequacy of our provisions for loan losses or allowance for loan losses or future capital adequacy. The third-party review was based upon numerous complex assumptions, estimates and judgments, which may or may not be realized, and the final report may vary from the preliminary results described herein.

        Our business is subject to interest rate risk, and variations in interest rates may harm our financial performance.

        Our earnings and profitability depend significantly on our net interest income. Net interest income represents the difference between interest income and fees earned on interest-earning assets and interest expense incurred on interest-bearing liabilities. In the event that interest paid on deposits and borrowings increases faster than the interest earned on loans and investments, there may be a negative impact on our net interest income. Changes in interest rates could also adversely affect the income of certain components of our noninterest income. An increase in interest rates may also affect our customers' ability to make payments on their loans, which could in turn increase loan losses. In addition, higher interest rates could also increase our costs of deposits and borrowed funds. We are unable to predict or control fluctuations in market interest rates which are affected by the economy as well as fiscal and monetary policies.

        If we are in default under our existing credit agreement with our correspondent lender, the lender may exercise its rights under the agreement which could materially and adversely affect our financial position, liquidity and earnings.

        We are a borrower under an Amended and Restated Credit Agreement, dated as of May 31, 2009, with JPMorgan Chase Bank, N.A. The $46.0 million credit facility provided by the credit agreement is comprised of a term loan of $26.0 million and a line of credit of up to $20.0 million. The credit facility is secured by all of the capital stock of Busey Bank. The credit agreement contains certain representations and warranties and financial and negative covenants. A breach of any of these covenants could result in a default under the credit agreement. We do not expect to be in compliance with certain of these covenants when they are tested as of September 30, 2009. The first such covenant requires that we maintain our ratio of nonperforming loans plus other real estate owned to total loans plus other real estate owned of not more than 5.50%. The second covenant requires that we maintain, at all times, an annualized return on average assets ratio of not less than 0.40%. We also may not be in compliance with other covenants in the future.

        Failure to be in compliance with any of the covenants in our credit agreement would give rise to an event of default thereunder. The credit agreement provides that upon an event of default as the result of our failure to comply with a covenant, the lender may immediately, (i) terminate all commitments to extend further credit, (ii) declare amounts outstanding under the line of credit and the term loan immediately due and payable, (iii) impose a default rate of interest, (iv) exercise all of its rights of setoff that it may have contractually, by law, in equity or otherwise, and (v) foreclose on all of the capital stock we own in Busey Bank, our principal subsidiary, which we have pledged to the lender. We are in discussions with the lender regarding our expected non-compliance at the end of the third quarter of 2009, including a waiver of noncompliance. If the lender does not grant a waiver or if we do not pay off the remaining outstanding principal, then the lender could exercise its remedies under the credit agreement following an event of default, whether at the end of the third quarter 2009 or in the future, and we could lose our principal asset and source of earnings and our financial position, liquidity and earnings would be materially and adversely affected.

        We are required to maintain capital to meet regulatory requirements, and if we fail to maintain sufficient capital, whether due to losses, an inability to raise additional capital or otherwise, our financial condition, liquidity and results of operations, as well as our ability to maintain regulatory compliance, would be adversely affected.

        First Busey Corporation, Busey Bank and Busey Wealth Management must meet regulatory capital requirements and maintain sufficient liquidity. We also face significant capital and other regulatory requirements as a financial institution and a participant in the TARP Capital Purchase Program. Our ability to raise additional capital, when and if needed, will depend on conditions in the capital markets, economic conditions and a number of other factors, including investor perceptions regarding the banking industry and market condition, and governmental activities, many of which are outside our control, and on our financial condition and performance. Accordingly, we cannot assure you that we will be able to raise additional capital if needed or on terms acceptable to us. If we fail to meet these capital and other regulatory requirements, our financial condition, liquidity and results of operations would be materially and adversely affected.

        Our failure to remain "well capitalized" for bank regulatory purposes could affect customer confidence, our ability to grow, our costs of funds and FDIC insurance costs, our ability to pay dividends on common and preferred stock and to make distributions on our trust preferred securities, our ability to make acquisitions, and our business, results of operations and financial condition. Under FDIC rules, if Busey Bank ceases to be a "well capitalized" institution for bank regulatory purposes, the interest rates that it pays on deposits and its ability to accept, renew or rollover brokered deposits may be restricted. As of June 30, 2009, we had $231.8 million of brokered deposits, or 6.9% of our total deposits.

        We face the risk of possible future goodwill impairment.

        Because of a significant decline in our market capitalization during 2009, we are assessing our goodwill for impairment quarterly. We will perform a valuation analysis of our goodwill as of September 30, 2009 and believe that the first step of our goodwill analysis will indicate impairment that will require further testing. This valuation analysis potentially could result in the recognition of a non-cash goodwill impairment charge for all or a substantial portion of our $208.2 million of goodwill related to Busey Bank, which would increase our anticipated net loss for the quarter ending September 30, 2009. To the extent that we have any remaining goodwill following September 30, 2009, we will be required to perform additional goodwill impairment assessments on no less than an annual basis (and perhaps more frequently if the current situation of our market capitalization being less than our common stockholders' equity continues beyond 2009), which could result in further goodwill impairment charges. Any future goodwill impairment charge we are required to take could have a material negative effect on our results of operations by reducing our net income or increasing our net losses in the periods that we recognize an impairment charge.

        Issuances or sales of common stock or other equity securities (including issuances as a result of this offering and the private placement of Series A Convertible Preferred Stock) could result in an "ownership change" as defined for U.S. federal income tax purposes. If an ownership change were to occur, we could realize a loss of a portion of our U.S. federal and state deferred tax assets, including certain built-in losses that have not been recognized for tax purposes, as a result of the operation of Section 382 of the Internal Revenue Code of 1986, as amended. The amount of the permanent loss would be determined by the annual limitation period and the carryforward period (generally up to 20 years for U.S. federal net operating losses). Any resulting loss could have a material adverse effect on our results of operations and financial condition.

        We did not establish a valuation allowance against our U.S. federal, state and local deferred tax assets as of June 30, 2009, as we believed that it was more likely than not that all of these assets would be realized. An important element in our analysis was that we do not believe we have had an "ownership change" under Section 382 of the Internal Revenue Code of 1986, as amended, or the Code. Section 382 imposes restrictions on the use of a corporation's net operating losses, certain recognized built-in losses and other carry-overs after an ownership change occurs. An ownership change generally occurs if the aggregate percentage ownership of the stock of the corporation held by one or more "5% shareholders" increases by more than 50 percentage points over the aggregate of such shareholders' lowest percentage ownership during the testing period, which is generally the three year-period ending on the transaction date. Upon an ownership change, a corporation generally is subject to an annual limitation on its utilization of pre-ownership change losses, including certain recognized built-in losses, equal to the value of the stock of the corporation immediately before the ownership change (subject to certain adjustments), multiplied by the long-term tax-exempt rate. A number of special rules apply to calculating this annual limit. The annual limitation is increased each year to the extent that there is an unused limitation in a prior year. Because U.S. federal net operating losses generally may be carried forward for up to 20 years, the annual limitation may effectively provide a cap on the cumulative amount of pre-ownership change losses, including certain recognized built-in losses that may be utilized. Such pre-ownership change losses in excess of the cap may be lost. In addition, if an ownership change were to occur, it is possible that the limitations imposed on our ability to use pre-ownership change losses and certain recognized built-in losses could cause a net increase in our U.S. federal income tax liability and U.S. federal income taxes to be paid earlier than otherwise would be paid if such limitations were not in effect.

        The relevant calculations under Section 382 are technical and highly complex and depend on changes in percentage stock ownership among stockholders. Based on our most recent analysis, we do not anticipate that an ownership change will occur as a result of the transactions contemplated by this offering and the concurrent private placement of Series A Convertible Preferred Stock. Even if the ownership change occurs, we currently believe that any limitations imposed on our use of pre-transaction losses by Section 382 as a result of these transactions will not significantly affect our ability to use such losses. In some circumstances, however, issuances or sales of our stock (including certain transactions involving our stock that are outside of our control) could result in an ownership change under Section 382. An ownership change could occur if, due to the sale or issuance of additional common stock, the aggregate ownership of one or more persons treated as "5% shareholders" were to increase by more than 50 percentage points over such shareholders' lowest percentage ownership during the relevant testing period. There are currently no restrictions on the transfer of our stock that would discourage or prevent transactions that could cause an ownership change, although we may adopt such restrictions in the future. In addition, we have not obtained, and currently do not plan to obtain, a ruling from the Internal Revenue Service regarding our conclusion as to whether an ownership change has occurred and we are subject to limitations on our pre-ownership change losses and recognized built-in losses. Furthermore, we may decide in the future that it is necessary or in our interest to take certain actions that could result in an ownership change. Therefore, no assurance can be provided as to whether an ownership change has occurred or will occur in the future. As of June 30, 2009, our net deferred tax asset reflected on our balance sheet was approximately $15.3 million. Based on our preliminary third quarter 2009 financial results and the projected charge-offs and provision for loan losses, we anticipate that our net deferred tax asset as of September 30, 2009 will be approximately $36.0 million. If an ownership change were to occur, it is possible that we could permanently lose the ability to realize a portion of this asset, resulting in reduction to our total stockholders' equity. This could also decrease Busey Bank's regulatory capital.

        We have a significant deferred tax asset and cannot assure it will be fully realized.

        We had net deferred tax assets of $15.3 million as of June 30, 2009, which we expect to increase because of our anticipated third quarter provision for loan losses and resulting estimated net loss of between $62.5 million and $67.5 million during the quarter ending September 30, 2009, before any goodwill impairment. We did not establish a valuation allowance against our net deferred tax assets as of June 30, 2009 as we believe that it is more likely than not that all of these assets will be realized. In evaluating the need for a valuation allowance, we estimated future taxable income based on management forecasts and tax planning strategies that may be available to us. This process required significant judgment by management about matters that are by nature uncertain.

        If future events differ significantly from our current forecasts, we may need to establish a valuation allowance, which would have a material adverse effect on our results of operations and financial condition. In addition, a significant portion of the net deferred tax asset relates to a projected $37.5 million federal built-in loss related to book and tax differences in the loan loss provision that we expect to have as of September 30, 2009, the utilization of which may be further limited in the event of certain material changes in our ownership.

        Government regulation can adversely affect our operations.

        We operate in a highly regulated environment and are subject to supervision and regulation by a number of governmental regulatory agencies. Regulations adopted by these agencies, which are generally intended to provide protection for depositors and customers rather than for the benefit of stockholders, govern a comprehensive range of matters relating to ownership and control of our shares, our acquisition of other companies and businesses, permissible activities for us to engage in, maintenance of adequate capital and liquidity levels, and other aspects of our operations. A wide variety of laws and regulations applicable to the banking industry are being evaluated by legislative bodies and regulatory agencies, and we cannot predict the effect of these changes on our business and profitability. Increased or different regulation could increase our cost of compliance and adversely affect our profitability.

        We cannot predict the effect on our operations of recent legislative and regulatory initiatives that were enacted in response to the ongoing financial crisis.

        U.S. federal, state and foreign governments have taken or are considering extraordinary actions in an attempt to deal with the worldwide financial crisis. To the extent adopted, many of these actions have been in effect for only a limited time, and have produced limited or no relief to the capital, credit and real estate markets. There is no assurance that these actions or other actions under consideration will ultimately be successful.

        In the United States, the federal government has adopted the Emergency Economic Stabilization Act of 2008 and the American Recovery and Reinvestment Act of 2009. With authority granted under these laws, the U.S. Treasury has proposed a financial stability plan that is intended to:

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  invest in financial institutions and purchase troubled assets and mortgages from financial institutions for the purpose of stabilizing and providing liquidity to the U.S. financial markets;

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  temporarily increase the limit on FDIC deposit insurance coverage to $250,000 per depositor through December 31, 2009 (which was recently extended to December 31, 2013 under the Helping Families Save Their Homes Act of 2009); and

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  provide for various forms of economic stimulus, including to assist homeowners restructure and lower mortgage payments on qualifying loans.

        Numerous other actions have been taken by the U.S. Congress, the Federal Reserve, the U.S. Treasury, the FDIC, the SEC and others to address the liquidity and credit crisis that has followed the sub-prime mortgage crisis that commenced in 2007, including the financial stability plan adopted by the U.S. Treasury. In addition, President Obama recently announced a financial regulatory reform proposal, and the House and Senate are expected to consider competing proposals over the coming years.

        There can be no assurance that the financial stability plan proposed by the U.S. Treasury, the other proposals under consideration or any other legislative or regulatory initiatives will be effective at dealing with the ongoing economic crisis and improving economic conditions globally, nationally or in our markets, or that the measures adopted will not have adverse consequences. The terms and costs of these activities, or the failure of these actions to help stabilize the financial markets, asset prices, market liquidity and a continuation or worsening of current financial market and economic conditions could materially and adversely affect our business, financial condition, results of operations, and the trading prices of our securities.

        Higher FDIC deposit insurance premiums and assessments could adversely affect our financial condition.

        FDIC insurance premiums have increased substantially in 2009, and we expect to pay significantly higher FDIC premiums in the future. Bank failures have significantly depleted the FDIC's Deposit Insurance Fund and reduced the the Deposit Insurance Fund's ratio of reserves to insured deposits. The FDIC adopted a revised risk-based deposit insurance assessment schedule on February 27, 2009, which raised deposit insurance premiums. On May 22, 2009, the FDIC also implemented a special assessment equal to five basis points of each insured depository institution's assets minus Tier 1 capital as of June 30, 2009, but no more than 10 basis points times the institution's assessment base for the second quarter of 2009, to be collected on September 30, 2009. Additional special assessments may be imposed by the FDIC for future periods. We participate in the FDIC's Temporary Liquidity Guarantee Program, or TLG, for noninterest-bearing transaction deposit accounts. Banks that participate in the TLG's noninterest-bearing transaction account guarantee will pay the FDIC an annual assessment of 10 basis points on the amounts in such accounts above the amounts covered by FDIC deposit insurance. To the extent that these TLG assessments are insufficient to cover any loss or expenses arising from the TLG program, the FDIC is authorized to impose an emergency special assessment on all FDIC-insured depository institutions. The FDIC has authority to impose charges for the TLG program upon depository institution holding companies, as well. The TLG was scheduled to end December 31, 2009, but the FDIC has extended it to June 30, 2010 at an increased charge of 15 to 25 basis points beginning January 1, 2010, depending on the depository institution's risk assessment category rating assigned with respect to regular FDIC assessments if the institution elects to remain in the TLG. These changes have caused the premiums and TLG assessments charged by the FDIC to increase. These actions have significantly increased our noninterest expense in 2009 and are expected to increase our costs for the foreseeable future.

        Our strategy of pursuing acquisitions exposes us to financial, execution and operational risks that could negatively affect us.

        We have historically pursued a strategy of supplementing organic growth by acquiring other financial institutions in our market areas and in nearby markets that will help us fulfill our strategic objectives and enhance our earnings. If we are successful in our efforts to solidify our capital position and aggressively and proactively address the problems in our loan portfolio, we may supplement organic growth through acquisitions, possibly through FDIC-assisted transactions involving acquisitions of failed depository institutions. There are risks associated with an acquisition strategy, however, including the following:

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  We are exposed to potential asset and credit quality risks and unknown or contingent liabilities of the banks or businesses we acquire. If these issues or liabilities exceed our estimates, our earnings and financial condition may be materially and adversely affected.

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  Prices at which acquisitions can be made fluctuate with market conditions. We have experienced times during which acquisitions could not be made in specific markets at prices our management considered acceptable and expect that we will experience this condition in the future in one or more markets.

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  The acquisition of other entities generally requires integration of systems, procedures and personnel of the acquired entity in order to make the transaction economically feasible. This integration process is complicated and time consuming and can also be disruptive to the customers of the acquired business. If the integration process is not conducted successfully and with minimal effect on the acquired business and its customers, we may not realize the anticipated economic benefits of particular acquisitions within the expected time frame, and we may lose customers or employees of the acquired business. We may also experience greater than anticipated customer losses even if the integration process is successful.

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  To finance an acquisition, we may borrow funds, thereby increasing our leverage and diminishing our liquidity, or issue capital stock to the sellers in an acquisition or to third parties to raise capital, which could dilute the interests of our existing stockholders.

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  We may be unsuccessful in realizing the anticipated benefits from any future acquisitions.

        Changes in future rules applicable to TARP recipients could adversely affect our business, financial condition and results of operations.

        On March 6, 2009, we issued $100 million of our Fixed Rate Cumulative Perpetual Preferred Stock, Series T, or the Series T Preferred Stock, to the U.S. Treasury pursuant to the TARP Capital Purchase Program. The rules and policies applicable to recipients of capital under the TARP Capital Purchase Program continue to evolve and their scope, timing and effect cannot be predicted. We currently do not intend to use proceeds from this offering to redeem the Series T Preferred Stock. Any redemption of the securities sold to the U.S. Treasury to avoid these restrictions would require prior Federal Reserve and U.S. Treasury approval. Based on guidelines recently issued by the Federal Reserve, institutions seeking to redeem TARP Capital Purchase Program preferred stock must demonstrate an ability to access the long-term debt markets without reliance on the FDIC's TLG, successfully demonstrate access to public equity markets and meet a number of additional requirements and considerations before such institutions can redeem any securities sold to the U.S. Treasury. We expect to remain subject to TARP restrictions for the foreseeable future.

        Our ability to attract and retain management and key personnel may affect future growth and earnings and the recent economic stimulus legislation imposes new compensation restrictions that could adversely affect our ability to do so.

        Much of our success and growth has been influenced strongly by our ability to attract and retain management experienced in banking and financial services and familiar with the communities in our market areas. Our ability to retain executive officers, the current management teams, lending and retail banking officers, and administrative staff of our subsidiaries will continue to be important to the successful implementation of our strategy. It is also critical to be able to attract and retain qualified staff with the appropriate level of experience and knowledge about our market areas to implement our community-based operating strategy. The unexpected loss of services of key personnel, or the inability to recruit and retain qualified personnel in the future, could have an adverse effect on our business, financial condition, and results of operation.

        The American Recovery and Reinvestment Act of 2009 that was signed into law in February 2009 includes extensive new restrictions on our ability to pay retention awards, bonuses and other incentive compensation during the period in which we have any outstanding securities held by the U.S. Treasury that were issued under TARP. Many of the restrictions are not limited to our senior executives and cover other employees whose contributions to revenue and performance can be significant. The limitations may adversely affect our ability to recruit and retain these key employees in addition to our senior executive officers, especially if we are competing for talent against institutions that are not subject to the same restrictions. The Federal Reserve, and perhaps the FDIC, are contemplating proposed rules governing the compensation practices of financial institutions and these rules, if adopted, may make it more difficult to attract and retain the people we need to operate our businesses and limit our ability to promote our objectives through our compensation and incentive programs.

        Our wealth management business may be negatively impacted by changes in economic and market conditions.

        Our wealth management business may be negatively impacted by changes in general economic conditions and the conditions in the financial and securities markets, including the values of assets held under management. Our management contracts generally provide for fees payable for wealth management services based on the market value of assets under management. Because most of our contracts provide for a fee based on market values of securities, fluctuations in securities prices will have an adverse effect on our results of operations from this business. In addition, the significant decline in the financial and securities markets since the second half of 2008 has adversely affected the values of the assets that we manage and has resulted in a corresponding decline in the performance of our customers' portfolios. As a result of market declines and reductions in the value of our customers' wealth management accounts, we may lose wealth management customers, including those who are also banking customers.

        We face strong competition from financial services companies and other companies that offer banking and wealth management services, which could harm our business.

        We currently conduct our banking operations primarily in downstate Illinois and southwest Florida. In addition, we currently offer fiduciary and wealth management services through Busey Wealth Management, which is located in Champaign, Illinois, and accounts for a significant portion of our non-interest income. Many competitors offer the same, or a wider variety of, banking and wealth management services within our market areas. These competitors include national banks, regional banks and other community banks. We also face competition from many other types of financial institutions, including savings and loan institutions, finance companies, brokerage firms, insurance companies, credit unions, mortgage banks and other financial intermediaries. In addition, a number of out-of-state financial intermediaries have opened production offices or otherwise solicit deposits in our market areas. Increased competition in our markets may result in reduced loans, deposits and commissions and brokers' fees, as well as reduced net interest margin and profitability. Ultimately, we may not be able to compete successfully against current and future competitors. If we are unable to attract and retain banking and wealth management customers, we may be unable to continue to grow our loan and deposit portfolios and our commissions and brokers' fees, and our business, results of operations and financial condition may be adversely affected.

        We rely heavily on information systems to service customers.

        An interruption in or breach in security of our information systems may result in a loss of customer business and reduced earnings. We utilize and rely heavily on communications and information systems in every aspect of our business. Any failure of these systems could result in disruptions in our customer service management, management information, deposit, loan, or other systems. While we have procedures in place to prevent or limit the effects of a failure, interruption, or security breach of our information systems, there can be no guarantee that any such failures, interruptions or security breaches will not occur or, if they do occur, that they will be adequately addressed. The occurrence of any failures, interruptions of service or security breaches of our information systems could damage our reputation, result in a loss of customer business, subject us to additional regulatory scrutiny, or expose us to civil litigation and possible financial liability, any of which could have an adverse effect on our financial condition and results of operation.

        We are also dependent on third-party service providers for data processing and other information processing systems that support our day-to-day banking, investment, and trust activities that are integral to our banking relationships with our customers. Any disruption in the services provided by these third parties could have an adverse effect on our operations and our ability to meet our customers' needs.

        Adverse weather affecting the markets we serve could hurt our business and prospects for growth.

        We conduct a significant portion of our business in downstate Illinois. Downstate Illinois is a highly agricultural area and therefore the economy can be greatly affected by severe weather conditions, including droughts, storms, tornados and flooding. Unfavorable weather conditions may decrease agricultural productivity or could result in damage to our branch locations or the property of our customers, all of which could adversely affect the local economy. An adverse affect on the economy of downstate Illinois could negatively affect our profitability.

        The southwest Florida market is at risk of hurricanes and related flooding and wind damage, which may cause damage to our assets and those of our customers. Hurricane damage could adversely affect our financial condition in a number of ways. Damage caused to a branch location could result in temporary closure and inconvenience to customers which could result in loss of customers and business. A hurricane could also affect the local economy and impact customers' ability to meet loan repayment terms and adversely affect our financial condition. Furthermore, hurricane-related damage could significantly reduce the values of collateral pledged as security against loans made by us. Insurance may not be available or sufficient to cover weather-related damage.

Risks Related to the Offering of Series A Convertible Preferred Stock

        The separate private placement of Series A Convertible Preferred Stock may not be consummated and the interests of the purchasers of the Series A Convertible Preferred Stock may be adverse to other holders of our common stock.

        On September 21, 2009, we agreed to sell $27.0 million of Series A Convertible Preferred Stock to the Meyer family and $12.3 million of Series A Convertible Preferred Stock to other accredited investors, including all of our other directors and several of our executive officers. The obligation of each purchaser to purchase the Series A Convertible Preferred Stock is subject to receipt of notification from the Federal Reserve that it will not object to the Meyer family's change in control notice. There can be no guarantee that the Meyer family will receive the necessary consent from the Federal Reserve to consummate its purchase.

        In addition, the obligation of each purchaser of the Series A Convertible Preferred Stock is subject to the closing of this offering, other than the exercise by the underwriters of their optional shares. There can be no guarantee that upon closing of this offering, a purchaser of the Series A Convertible Preferred Stock will not default on its obligation to purchase the number of shares of Series A Convertible Preferred Stock set forth in the stock purchase agreement relating to the private placement. Thus, a risk exists that we ultimately may not realize the full $39.3 million of expected proceeds from the private placement. If the Meyer family does not receive notice of non-objection to its change in control notice, we may not receive any proceeds from the private placement. If we fail to receive the full amount in the separate private placement, our regulatory capital ratios following this offering and the separate private placement will be less than what is shown in the "Capitalization" section of this prospectus supplement.

        The purchasers of our Series A Convertible Preferred Stock have agreed to vote their shares of common stock in favor of authorizing the additional shares of common stock needed to permit conversion of the Series A Convertible Preferred Stock and the approvals required by Nasdaq listing rules. Upon receipt of such approvals, the Series A Convertible Preferred Stock is mandatorily convertible into common stock. Until the completion of the mandatory conversion of the Series A Convertible Preferred Stock, the purchasers of the Series A Convertible Preferred Stock may have interests that are different from other holders of our common stock and may act in a manner that is inconsistent with what other holders may believe desirable.

Risks Related to Our Common Stock

        Our stock price can fluctuate.

        The volatility in the price of our common stock and the Nasdaq Global Select Market, where our common stock is listed, may make it difficult for you to resell your common stock when you want and at prices you find attractive. Our stock price can fluctuate significantly in response to a variety of factors including, among other things:

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  actual or anticipated variations in our quarterly results of operations;

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  recommendations by securities analysts;

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  operating and stock price performance of other companies that investors deem comparable to us;

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  news reports relating to trends, concerns and other issues in the financial services industry, including the failures of other financial institutions in the current economic downturn;

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  perceptions in the marketplace regarding us and/or our competitors and other financial services companies;

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  new technology used, or services offered, by competitors; and

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  changes in government regulations.

        General market fluctuations, industry factors and general economic and political conditions and events, such as economic slowdowns or recessions, interest rate changes or credit loss trends, could also cause our stock price to decrease regardless of our operating results as evidenced by the current volatility and disruption of capital and credit markets.

        The trading volume of our common stock is less than that of other larger financial services companies.

        Although our common stock is traded on the Nasdaq Global Select Market, the trading volume of our common stock is less than that of other larger financial services companies. For the public trading market for our common stock to have the desired characteristics of depth, liquidity and orderliness requires the presence in the marketplace of willing buyers and sellers of our common stock at any given time. This presence depends on the individual decisions of investors and general economic and market conditions over which we have no control. Given the lower trading volume of our common stock, significant sales of our common stock, or the expectation of these sales, could cause the our stock price to fall more than would otherwise be expected if the trading volume of our common stock were commensurate with the trading volumes of the common stock of other financial services companies.

        Our ability to pay dividends is limited and we may be unable to pay future dividends.

        Our ability to pay dividends is limited by regulatory restrictions and the need to maintain sufficient consolidated capital. The ability of Busey Bank to pay dividends to us is limited by its obligations to maintain sufficient capital and liquidity and by other general restrictions on dividends that are applicable to Busey Bank, including the requirement under the Illinois Bank Act that it may not pay dividends in excess of its accumulated net profits. The FDIC and other bank regulators have proposed guidelines and seek greater liquidity, and have been discussing increasing capital requirements. If these regulatory requirements are not met, Busey Bank will not be able to pay dividends to us, and we may be unable to pay dividends on our common stock or preferred stock.

        In addition, as a bank holding company, our ability to declare and pay dividends is subject to the guidelines of the Federal Reserve regarding capital adequacy and dividends. The Federal Reserve guidelines generally require us to review the effects of the cash payment of dividends on common stock and other Tier 1 capital instruments (i.e., perpetual preferred stock and trust preferred debt) in light of our earnings, capital adequacy and financial condition. In addition, as a matter of policy, the Federal Reserve has indicated that bank holding companies should not pay dividends on common stock (or make distributions on trust preferred securities) using funds from the TARP Capital Purchase Program. As a general matter, the Federal Reserve indicates that the board of directors of a bank holding company (including a financial holding company) should eliminate, defer or significantly reduce the dividends if:

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  the company's net income available to stockholders for the past four quarters, net of dividends previously paid during that period, is not sufficient to fully fund the dividends;

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  the prospective rate of earnings retention is inconsistent with the company's capital needs and overall current and prospective financial condition; or

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  the company will not meet, or is in danger of not meeting, its minimum regulatory capital adequacy ratios.

        Assuming a net loss for the quarter ending September 30, 2009, of between $62.5 million and $67.5 million (before any goodwill impairment), we will have incurred net losses of approximately $141.0 million over the last four quarters, which could cause us to become subject to further reduction or elimination of dividends on our common stock and preferred stock. While we have discussed our dividend policies with the Federal Reserve and Busey Bank's regulators, no bank regulatory authority has imposed any dividend limitations on us or Busey Bank, although they could impose such limits in the future.

        As a result of our participation in the TARP Capital Purchase Program, we may not increase the dividends payable on our common stock beyond the $0.20 per share quarterly dividend that we had most recently declared prior to the date of the U.S. Treasury's investment without the consent of the U.S. Treasury, unless all of the equity securities held by the U.S. Treasury are redeemed or the U.S. Treasury has transferred them to third parties. Also, all accrued and unpaid dividends on the Series A Convertible Preferred Stock and Series T Preferred Stock for all past dividend periods would have to be fully paid (or, in the case of the Series A Convertible Preferred Stock, accrued and unpaid dividends would have to be converted into common stock).

        There may be future sales or other dilutions of our equity, which may adversely affect the market price of our common stock.

        Except as described under "Underwriting" and except as our authorized capital stock may be limited by our charter documents, we are not restricted from issuing additional common stock, including securities that are convertible into or exchangeable for, or that represent the right to receive our common stock. In connection with its purchase of shares of our Series T Preferred Stock, the U.S. Treasury received a warrant to purchase shares of our common stock at an initial per share exercise price of $13.07, subject to adjustment, which expires 10 years from the issuance date. The issuance of any additional shares of common stock as a result of exercise of the warrant held by the U.S. Treasury or the issuance of any other common stock or convertible securities could dilute the ownership interest of our existing common stockholders. Additionally, in connection with this public offering, we have agreed to sell $39.3 million of Series A Convertible Preferred Stock, which, subject to stockholder approval, will be convertible into an aggregate number of shares of our common stock determined by dividing $39.3 million by the public offering price of our common stock set forth on the cover page of this prospectus supplement. The conversion of the Series A Convertible Preferred Stock would dilute the ownership interest of our existing common stockholders as well as those purchasing shares of our common stock in this offering. The market price of our common stock could decline as a result of this offering and the separate private placement of the Series A Convertible Preferred Stock, as well as other sales of a large block of shares of our common stock in the market after this offering, or the perception that such sales could occur. We also expect to call a special meeting of stockholders as soon as practicable following the closing of this offering for the purpose of increasing the number of shares of our common stock to permit conversion of the Series A Convertible Preferred Stock and for possible future issuances approved by our board of directors.

        The holders of debt have rights that are senior to those of our stockholders.

        We currently have a $46.0 million senior credit facility with a correspondent lender, which consists of a $20.0 million line of credit, which matures on May 31, 2010, and a $26.0 million term loan that matures on June 1, 2011. As of the date of this prospectus, we have $250,000 outstanding under the line of credit and $26.0 million outstanding under the term loan. The credit facility is secured by all of the capital stock of Busey Bank. In addition, we have $55.0 million in junior subordinated debentures outstanding that were issued to statutory trusts. The trusts purchased the junior subordinated debentures from us using the proceeds from the sale of trust preferred securities to third party investors. Payments of the principal and interest on the trust preferred securities are conditionally guaranteed by us to the extent the trusts have funds available for such obligations.

        The rights of the holders of our senior debt and the junior subordinated debentures are senior to the shares of our common stock and Series T Preferred Stock and will be senior to shares of our Series A Convertible Preferred Stock when they are issued. As a result, we must make payments on our senior debt and the junior subordinated debentures (and the related trust preferred securities) before any dividends can be paid on our common stock or preferred stock and, in the event of our bankruptcy, dissolution or liquidation, the holders of our senior debt and the junior subordinated debentures must be satisfied before any distributions can be made to our stockholders. If certain conditions are met, we have the right to defer interest payments on the junior subordinated debentures (and the related trust preferred securities) at any time or from time to time for a period not to exceed 20 consecutive quarters in a deferral period, during which time no dividends may be paid to holders of our preferred stock or common stock.

        The holders of our Series T Preferred Stock have, and holders of our Series A Convertible Preferred Stock, will have rights that are senior to those of our common stockholders.

        On March 6, 2009, we issued and sold 100,000 shares of our Series T Preferred Stock, which ranks senior to our common stock in the payment of dividends and on liquidation, to the U.S. Treasury (together with the warrant to acquire 1,147,666 shares of our common stock) for $100 million. The liquidation amount of the Series T Preferred Stock is $1,000 per share. Additionally, we expect to issue and sell 393 shares of our Series A Convertible Preferred Stock, which also ranks senior to our common stock upon liquidation. The liquidation amount of the Series A Convertible Preferred Stock is expected to be $100,000 per share, or $39.3 million in the aggregate plus the amount of any accrued and unpaid dividends. In the event of our bankruptcy, dissolution or liquidation, the holders of the Series T Preferred Stock and Series A Convertible Preferred Stock, when issued, will receive distributions of our available assets prior to the holders of our common stock.

        Offerings of debt, which would be senior to our common stock upon liquidation, and/or preferred equity securities which may be senior to our common stock for purposes of dividend distributions and/or upon liquidation, may adversely affect the market price of our common stock.

        We may attempt to increase our capital resources or, if Busey Bank's capital ratios fall below the required regulatory minimums, we or Busey Bank could be forced to raise additional capital by making additional offerings, including trust preferred securities, senior or subordinated notes and preferred stock. Upon our bankruptcy, dissolution or liquidation, the holders of our debt securities and lenders with respect to other borrowings, including the holder of our existing senior debt, and our preferred stockholders will receive distributions of our available assets prior to the holders of our common stock. Additional equity offerings may dilute the holdings of our existing stockholders or reduce the market price of our common stock, or both. Holders of our common stock are not entitled to preemptive rights or other protections against dilution.

        In addition to the issuance of the Series T Preferred Stock and the Series A Convertible Preferred Stock, our board of directors is authorized to issue additional classes or series of preferred stock from time to time without any action on the part of our stockholders. Our board of directors also has the power, without stockholder approval, to set the terms of any such classes or series of preferred stock that may be issued, including voting rights, dividend rights, and preferences over our common stock with respect to dividends and/or upon our dissolution, winding-up and liquidation and other terms. If we issue preferred stock in the future, which would have a preference over our common stock with respect to the payment of dividends and upon our liquidation, dissolution, or winding up, or if we issue preferred stock with voting rights that dilute the voting power of our common stock, the rights of holders of our common stock or the market price of our common stock could be adversely affected.

        There are substantial regulatory limitations on changes of control of bank holding companies.

        With certain limited exceptions, federal regulations prohibit a person or company or a group of persons deemed to be "acting in concert" from, directly or indirectly, acquiring more than 10% (5% if the acquirer is a bank holding company) of any class of our voting stock or obtaining the ability to control in any manner the election of a majority of our directors or otherwise direct the management or policies of our company without prior notice or application to and the approval of the Federal Reserve. Accordingly, prospective investors need to be aware of and comply with these requirements, if applicable, in connection with any purchase of shares of our common stock.

USE OF PROCEEDS

        We estimate that the net proceeds to us, after underwriting discounts and estimated offering expenses, from the sale of the shares of our common stock offered hereby will be approximately $67.8 million (or approximately $78.1 million if the underwriters exercise in full their option to purchase additional shares). In connection with this offering, we intend to issue and sell, in a separate private placement, approximately $39.3 million of Series A Convertible Preferred Stock, which would yield approximately $38.9 million of additional net proceeds, after placement agent fees, to us. The combined net proceeds to us from both offerings will be approximately $106.7 million (or approximately $116.9 million if the underwriters exercise in full their option to purchase additional shares). We intend to use the net proceeds from this offering and the separate private placement of Series A Convertible Preferred Stock for general corporate purposes, including the contribution of a portion of such proceeds to Busey Bank as additional capital.

        Although we expect Busey Bank to be well-capitalized as of September 30, 2009 even without the contribution of any net proceeds from this offering or the separate private placement of Series A Convertible Preferred Stock to the capital of Busey Bank, in light of the current economic conditions, we intend to maintain Busey Bank's capital ratios at levels in excess of the minimum levels required to be considered well-capitalized and thus may use a portion of the net proceeds to increase such ratios.

        On March 6, 2009, we issued $100 million of our Series T Preferred Stock to the U.S. Treasury pursuant to the Capital Purchase Program implemented as a component of TARP, together with a warrant to purchase 1,147,666 shares of our common stock at an initial purchase price of $13.07 per share. If this offering, together with any other qualified equity offerings that we may make prior to December 31, 2009 (including the private placement of Series A Convertible Preferred Stock discussed below), result in aggregate gross proceeds of at least $100 million, we expect that we would request that the U.S. Treasury reduce the number of shares of common stock issuable upon exercise of the warrant by 50% to 573,833 shares.

 CAPITALIZATION

        The following table presents our cash and cash equivalents, our deposits, our capitalization, our per common share book values and our regulatory capital ratios, each as of June 30, 2009:

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  on an actual basis; and

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  on an as adjusted basis, after giving effect to the sale of (i) 18,000,000 shares of our common stock in this offering at $4.00 per share (and assuming no exercise by the underwriters of their option to purchase additional shares) and (ii) 393 shares of Series A Convertible Preferred Stock in a separate private placement at $100,000 per share and the application of the net proceeds of both offerings.

        The information below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and the notes thereto as of and for the six months ended June 30, 2009 that are incorporated by reference in this prospectus supplement.

	As of June 30, 2009
	Actual	As Adjusted
	(dollars in thousands, except per share data)
Cash and due from banks	$90,797	$197,469

Deposits:	$3,344,073	$3,344,073

Debt:
Fed funds purchased and repurchase agreements	$154,099	$154,099
Short-term borrowings	30,000	30,000
Long-term debt	125,493	125,493
Junior subordinated debt owed to unconsolidated trusts	55,000	55,000

Total debt	$364,592	$364,592

Stockholders' Equity:
Preferred stock, $0.001 par value, 1,000,000 shares authorized; 100,000 issued and outstanding Series T Preferred Stock, $1,000 liquidation value per share (actual); 100,000 issued and outstanding Series T Preferred Stock, $1,000 liquidation value per share and 393 issued and outstanding Series A Convertible Preferred Stock, $100,000 liquidation value per share issued and outstanding (as adjusted)	$98,533	137,390
Common stock, $0.001 par value; 60,000,000 shares authorized; 37,546,497 shares (actual) and 55,546,497 shares (as adjusted) issued	38	56
Surplus	394,510	462,307
Retained earnings	60,923	60,923
Accumulated other comprehensive income	8,803	8,803
Treasury stock, at cost—1,650,605 shares (actual and as adjusted)	(32,183)	(32,183)
Unearned ESOP shares—80,000 shares (actual and as adjusted)	(1,668)	(1,668)

Total stockholders' equity	$528,956	$635,628

Total capitalization	$893,548	$1,000,220

Book value per share of common stock	$11.98	$9.23
Regulatory Capital Ratios (Consolidated):
Tier 1 capital to average assets	7.90%	10.46%
Tier 1 capital to risk-weighted assets	10.06%	13.23%
Total capital to risk-weighted assets	11.35%	14.51%

 PRICE RANGE OF COMMON STOCK

        Our common stock is listed on the Nasdaq Global Select Market under the symbol "BUSE." The table below presents the high and low sale prices per share of our common stock on the Nasdaq Global Select Market and the dividends paid per share of our common stock for the indicated periods. As of June 30, 2009, we had 35,815,892 shares of common stock issued and outstanding, held by approximately 1,470 record holders.

	Sale Price
			Cash Dividend Declared
	High	Low
Year Ended December 31, 2007
First Quarter	$23.97	$20.68	$0.23
Second Quarter	21.81	19.11	0.18
Third Quarter	22.75	18.70	0.18
Fourth Quarter	23.18	19.19	0.18
Year Ended December 31, 2008
First Quarter	$22.00	$17.47	$0.20
Second Quarter	22.49	13.07	0.20
Third Quarter	22.05	11.07	0.20
Fourth Quarter	19.67	12.68	0.20
Year Ended December 31, 2009
First Quarter	$18.29	$6.00	$0.20
Second Quarter	10.00	6.92	0.08
Third Quarter (through September 24, 2009)	7.54	4.41	0.08

DIVIDEND POLICY

        On April 21, 2009, we announced that our board of directors had reduced our regular quarterly cash dividends on our outstanding common stock from $0.20 per share to $0.08 per share. The board took this action to implement its goal of building capital in light of the expectation of continued elevated provisions for loan losses. On July 21, 2009, our board of directors declared a quarterly cash dividend on our outstanding common stock of $0.08 per share. The board analyzed this dividend payment decision carefully to ensure it was consistent with our capital plan and our earnings. Although we recorded a net loss of $20.5 million for the quarter ended June 30, 2009, due in part to a provision for loan losses of $47.5 million, our core operating results and current capital position were sufficient to fully fund the dividend payment. However, we will continue to review the dividend payment in subsequent quarters, particularly in light of the Federal Reserve's guidance issued earlier in 2009 addressing the payment of dividends and other distributions by bank holding companies.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES FOR NON-U.S. HOLDERS

        The following is a summary of certain U.S. federal income tax considerations related to the purchase, ownership and disposition of our common stock that are applicable to a "non-U.S. holder" (defined below) of the common stock. This section does not address tax considerations applicable to U.S. holders. U.S. holders are urged to consult their own tax advisors to determine the specific tax consequences and risks to them of purchasing, holding and disposing of our common stock.

        This summary:

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  does not purport to be a complete analysis of all of the potential tax considerations that may be applicable to an investor as a result of the investor's particular tax situation;

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  is based on the Internal Revenue Code of 1986, or the Code, U.S. federal income tax regulations promulgated or proposed under the Code, which we refer to as the "U.S. Treasury Regulations," judicial authority and published rulings and administrative pronouncements, each as of the date hereof and each of which are subject to change at any time, possibly with retroactive effect;

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  is applicable only to beneficial owners of common stock who hold their common stock as a "capital asset," within the meaning of Section 1221 of the Code;

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  does not address all aspects of U.S. federal income taxation that may be relevant to holders in light of their particular circumstances or who are subject to special treatment under U.S. federal income tax laws, including but not limited to:

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  certain former citizens and long-term residents of the United States;

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  "controlled foreign corporations" and "passive foreign investment companies";

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  partnerships, other pass-through entities and investors in these entities; and

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  investors that expect to receive dividends or realize gain in connection with the investors' conduct of a U.S. trade or business, permanent establishment or fixed base.

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  does not discuss any possible applicability of any U.S. state or local taxes, non-U.S. taxes or any U.S. federal tax other than the income tax, including, but not limited to, the federal gift tax and estate tax and the alternative minimum tax.

        This summary of certain U.S. federal income tax considerations constitutes neither tax nor legal advice. Prospective investors are urged to consult their own tax advisors to determine the specific tax consequences and risks to them of purchasing, holding and disposing of our common stock, including the application to their particular situation of any U.S. federal estate and gift, U.S. alternative minimum tax, U.S. state and local, non-U.S. and other tax laws and of any applicable income tax treaty.

Non-U.S. Holder Defined

        For purposes of this discussion, a non-U.S. holder is a beneficial holder of our common stock who is neither a "U.S. person" nor a partnership or entity or arrangement treated as a partnership for U.S. federal income tax purposes. A "U.S. person" is:

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  an individual citizen or resident of the United States;

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  a corporation, or other entity treated as an association taxable as a corporation, for U.S. federal income tax purposes, that is organized in or under the laws of the United States, any state thereof or the District of Columbia;

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  an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

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  a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable the U.S. Treasury Regulations to be treated as a U.S. person.

        If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our common stock, then the U.S. federal income tax treatment of a partner in that partnership generally will depend on the status of the partner and the partnership's activities. Partners and partnerships should consult their own tax advisors with regard to the U.S. federal income tax treatment of an investment in our common stock.

Distributions

        Distributions, if any, paid to a non-U.S. holder of our common stock, other than certain pro rata distributions of common stock, will constitute "dividends" for U.S. federal income tax purposes to the extent paid out of our current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. Any distributions that exceed both our current and accumulated earnings and profits would first constitute a non-taxable return of capital, which would reduce the holder's basis in our common stock, but not below zero, and thereafter would be treated as gain from the sale of our common stock (see "—Sale or Taxable Disposition of Common Stock" below).

        Subject to the following paragraphs, dividends on our common stock generally will be subject to U.S. federal withholding tax at a 30% gross rate, subject to any exemption or lower rate as may be specified by an applicable income tax treaty. We may withhold up to 30% of either (1) the gross amount of the entire distribution, even if the amount of the distribution is greater than the amount constituting a dividend, as described above, or (2) the amount of the distribution we project will be a dividend, based upon a reasonable estimate of both our current and our accumulated earnings and profits for the taxable year in which the distribution is made. If tax is withheld on the amount of a distribution in excess of the amount constituting a dividend, then you may obtain a refund of such excess amounts by timely filing a claim for refund with the Internal Revenue Service.

        In order to claim the benefit of a reduced rate of or an exemption from withholding tax under an applicable income tax treaty, a non-U.S. holder will be required (1) to satisfy certain certification requirements, which may be made by providing us or our agent with a properly executed and completed Internal Revenue Service Form W-8BEN (or other applicable form) certifying, under penalty of perjury, that the holder qualifies for treaty benefits and is not a U.S. person or (2) if our common stock is held through certain non-U.S. intermediaries, to satisfy the relevant certification requirements of U.S. Treasury Regulations. Special certification and other requirements apply to certain non-U.S. holders that are pass-through entities.

        Dividends that are effectively connected with the conduct of a trade or business by the non-U.S. holder within the United States (and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment or, in the case of an individual non-U.S. holder, a fixed base) are not subject to the withholding tax, provided that the non-U.S. holder so certifies, under penalty of perjury, on a properly executed and delivered Internal Revenue Service Form W-8ECI (or other applicable form). Instead, such dividends would be subject to U.S. federal income tax on a net income basis in the same manner as if the non-U.S. holder were a U.S. person.

        Corporate holders who receive effectively connected dividends may also be subject to an additional "branch profits tax" at a gross rate of 30% on their earnings and profits for the taxable year that are effectively connected with the holder's conduct of a trade or business within the United States, subject to any exemption or reduction provided by an applicable income tax treaty.

Sale or Taxable Disposition of Common Stock

        Any gain realized on the sale, exchange or other taxable disposition of our common stock generally will not be subject to U.S. federal income tax unless:

  •
  the gain is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment of the non-U.S. holder or, in the case of an individual, a fixed base);

  •
  the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

  •
  we are or have been a "U.S. real property holding corporation" for U.S. federal income tax purposes at any time during the shorter of the five-year period preceding such disposition and the non-U.S. holder's holding period in the common stock.

        A non-U.S. holder described in the first bullet point above generally will be subject to U.S. federal income tax on the net gain derived from the sale or disposition under regular graduated U.S. federal income tax rates, as if the holder were a U.S. person. If such non-U.S. holder is a corporation, then it may also, under certain circumstances, be subject to an additional "branch profits" tax at a gross rate of 30% on its earnings and profits for the taxable year that are effectively connected with its conduct of its U.S. trade or business, subject to exemption or reduction provided by any applicable income tax treaty.

        An individual non-U.S. holder described in the second bullet point immediately above will be subject to a tax at a 30% gross rate, subject to any reduction or reduced rate under an applicable income tax treaty, on the net gain derived from the sale, which may be offset by U.S. source capital losses, even though the individual is not considered a resident of the United States.

        We believe we are not, have not been and will not become a "U.S. real property holding corporation" for U.S. federal income tax purposes. In the event that we are or become a U.S. real property holding corporation at any time during the applicable period described in the third bullet point above, any gain recognized on a sale or other taxable disposition of our common stock may be subject to U.S. federal income tax, including any applicable withholding tax, if either (1) the non-U.S. holder beneficially owns, or has owned, more than 5% of the total fair value of our common stock at any time during the applicable period, or (2) our common stock ceases to be traded on an "established securities market" within the meaning of the Code. Non-U.S. holders who own or may own more than 5% of our common stock are encouraged to consult their tax advisors with respect to the U.S. tax consequences of a disposition of our common stock.

Information Reporting and Backup Withholding

        We must report annually to the Internal Revenue Service and to each non-U.S. holder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty.

        A non-U.S. holder will be subject to backup withholding, currently at a 28% rate, for dividends paid to such holder unless such holder certifies under penalty of perjury as to non-U.S. person status, or such holder otherwise establishes an exemption (provided that neither we nor the paying agent has actual knowledge or reason to know that such holder is a U.S. person or that the conditions of any other exemptions are not in fact satisfied).

        Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale of our common stock within the United States or conducted through certain U.S.-related financial intermediaries, unless the beneficial owner certifies under penalty of perjury as to non-U.S. person status, or such owner otherwise establishes an exemption (provided that neither the broker nor intermediary has actual knowledge or reason to know that such owner is a U.S. person or that the conditions of any other exemptions are not in fact satisfied).

        Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder's U.S. federal income tax liability provided the required information is timely furnished to the Internal Revenue Service.

Recent Legislative Developments

        The U.S. Treasury has recently proposed legislation that would limit the ability of non-U.S. investors to claim relief from U.S. withholding tax in respect of dividends paid on common stock, if such investors hold common stock through a non-U.S. intermediary that is not a "qualified intermediary." The Administration's proposals also would limit the ability of certain non-U.S. entities to claim relief from U.S. withholding tax in respect of dividends paid to such non-U.S. entities unless those entities have provided documentation of their beneficial owners to the withholding agent. A third proposal would impose a 20% withholding tax on the gross proceeds of the sale of common stock effected through a non-U.S. intermediary that is not a qualified intermediary and that is not located in a jurisdiction with which the United States has a comprehensive income tax treaty having a satisfactory exchange of information provision. A non-U.S. investor generally would be permitted to claim a refund to the extent any tax withheld exceeded the investor's actual tax liability. It is unclear whether, or in what form, these proposals may be enacted. Non-U.S. holders are encouraged to consult with their tax advisers regarding the possible implications of the Administration's proposals on their investment in respect of the common stock.

UNDERWRITING

        We are offering shares of our common stock described in this prospectus in an underwritten offering in which Fox-Pitt Kelton Cochran Caronia Waller (USA) LLC is acting as the sole book-running manager and as representative of the underwriters named below. We have entered into an underwriting agreement with Fox-Pitt Kelton Cochran Caronia Waller (USA) LLC, acting as representative of the underwriters named below, with respect to the common stock being offered. Subject to the terms and conditions stated in the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, the respective number of shares of common stock set forth opposite its name below:

Name	Number of Shares
Fox-Pitt Kelton Cochran Caronia Waller (USA) LLC	15,200,000
FIG Partners, LLC	1,800,000
Ladenburg Thalmann & Co. Inc.	1,000,000

Total	18,000,000

        The underwriting agreement provides that the obligations of the underwriters to purchase the shares included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all of the shares (other than those covered by the option to purchase additional shares described below) if they purchase any of the shares.

        The underwriters propose to offer some of the shares directly to the public at the public offering price set forth on the cover page of this prospectus supplement and some of the shares to dealers at the public offering price less a concession not to exceed $0.12 per share. If all of the shares are not sold at the initial offering price, the underwriters may change the public offering price and the other selling terms. We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to 2,700,000 additional shares of common stock at the public offering price less the underwriting discount. The underwriters may exercise the option solely for the purpose of covering over-allotments, if any, in connection with this offering.

        We, certain of our officers and all of our directors have agreed that, subject to certain exceptions, for a period of 90 days from the date of this prospectus supplement, we and they will not, without the prior written consent of the underwriters, dispose of or hedge any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock, except for certain exceptions including that such officers and directors may each transfer shares of our common stock to a trust or other entity with respect to which such officer or director would be deemed the beneficial owner of the securities owned by such trust or other entity, in each case held of record or deemed to be beneficially owned by them, without the prior written consent of the underwriters. The underwriters may release any of the securities subject to these lock-up agreements at any time without notice.

        If, (1) during the last 17 days of the 90-day lock-up period, as the case may be, we issue an earnings release, or material news or a material event relating to us occurs, or (2) prior to the expiration of the 90-day lock-up period, as the case may be, we announce that we will release earnings results during the 16-day period beginning on the last day of such lock-up period, then the 90-day lock-up period, as the case may be, will be extended until the expiration of the date that is 18 calendar days after the date on which the issuance of the earnings release or the material news or material event occurs, unless we obtain a written waiver from the underwriters.

Other

        The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters' option to purchase additional shares of common stock.

	No Exercise	Full Exercise
Per Share	$0.20	$0.20

Total	$3,600,000	$4,140,000

        In connection with the offering, the underwriters may purchase and sell shares of common stock in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of common stock in excess of the number of shares to be purchased by the underwriters in the offering, which creates a syndicate short position. "Covered" short sales are sales of shares made in an amount up to the number of shares represented by the underwriters' option to purchase additional shares. In determining the source of shares to close out the covered syndicate short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option to purchase additional shares. Transactions to close out the covered syndicate short involve either purchases of the common stock in the open market after the distribution has been completed or the exercise of the option to purchase additional shares. The underwriters may also make "naked" short sales of shares in excess of the option to purchase additional shares. The underwriters must close out any naked short position by purchasing shares of common stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of shares in the open market while the offering is in progress.

        The underwriters also may be subject to a penalty bid. Penalty bids reclaim a selling concession when the underwriters repurchase shares originally sold by it in order to cover syndicate short positions or make stabilizing purchases.

        Any of these activities may have the effect of preventing or delaying a decline in the market price of the common stock. They may also cause the price of the common stock to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on the Nasdaq Global Select Market or in the over-the-counter market, or otherwise. If the underwriters commence any of these transactions, it may discontinue them at any time.

        In addition, in connection with this offering, the underwriters may engage in passive market making transactions in the common stock on the Nasdaq Global Select Market, prior to the pricing and completion of the offering. Passive market making consists of displaying bids on the Nasdaq Global Select Market no higher than the bid prices of independent market makers and making purchases at prices no higher than those independent bids and effected in response to order flow. Net purchases by a passive market maker on each day are limited to a specified percentage of the passive market maker's average daily trading volume in the common stock during a specified period and must be discontinued when that limit is reached. Passive market making may cause the price of the common stock to be higher than the price that otherwise would exist in the open market in the absence of those transactions. If the underwriters commence passive market making transactions, it may discontinue them at any time.

        Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement and the accompanying prospectus may not be offered or sold, directly or indirectly, nor may this prospectus supplement and the accompanying prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement and the accompanying prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

        The underwriters may perform investment banking and advisory services for us from time to time for which they will receive customary fees and expenses. The underwriters may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business. Fox-Pitt Kelton Cochran Caronia Waller (USA) LLC is serving as the exclusive placement agent in connection with the separate private placement of the Series A Convertible Preferred Stock.

        A prospectus in electronic format may be made available on the websites maintained by the underwriters. The underwriters may allocate a number of shares for sale to its online brokerage account holders. The underwriters will allocate shares for Internet distributions on the same basis as other allocations. In addition, shares may be sold by the underwriters to securities dealers who resell shares to online brokerage account holders.

        We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

Additional Selling Restrictions

        European Economic Area.    In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) it has not made and will not make an offer of shares to the public in that Relevant Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of shares to the public in that Relevant Member State at any time:

  (1)
  to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

  (2)
  to any legal entity which has two or more of (a) an average of at least 250 employees during the last financial year; (b) a total balance sheet of more than €43,000,000 and (c) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

  (3)
  to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the representative for any such offer; or

  (4)
  in any other circumstances which do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

        For the purposes of this provision, the expression an "offer of shares to the public" in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe for the shares, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

        United Kingdom.    Each underwriter has represented and agreed that:

  (1)
  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended, or the FSMA) received by it in connection with the issue or sale of the shares in circumstances in which Section 21(1) of the FSMA does not apply to us; and

  (2)
  it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares in, from or otherwise involving the United Kingdom.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

        We are subject to the information requirements of the Exchange Act, which means we are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's website at www.sec.gov. You may also read and copy any document we file with the SEC at its Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

DOCUMENTS INCORPORATED BY REFERENCE

        The SEC allows us to "incorporate by reference" into this prospectus the information we file with the SEC. This permits us to disclose important information to you by referring to these separately filed documents. The information incorporated by reference is an important part of this prospectus, and the information we file subsequently with the SEC will automatically update the information in this prospectus. This historical and future information that is incorporated by reference in this prospectus is considered to be part of this prospectus and can be obtained at the locations described above under the heading "Where You Can Find Additional Information." The information included elsewhere in this prospectus and the following documents incorporated by reference in this prospectus is considered to be part of this prospectus:

  •
  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed with the SEC on March 16, 2009, including the portions of our Definitive Proxy Statement on Schedule 14A filed on April 23, 2009 that are incorporated therein;

  •
  Our Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2009, filed with the SEC on May 11, 2009, and for the fiscal quarter ended June 30, 2009, filed with the SEC on August 10, 2009;

  •
  Our Current Reports on Form 8-K filed with the SEC on February 4, 2009, February 12, 2009, March 6, 2009, March 9, 2009, April 22, 2009 (except for information furnished under

    Item 2.02), May 22, 2009, July 22, 2009 (except for information furnished under Item 2.02), August 20, 2009, September 21, 2009 and September 22, 2009; and

  •
  Any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) under the Exchange Act, after the date of this document until we sell all of the securities we are offering with this prospectus supplement, excluding any document or portion thereof that has been furnished to and deemed not to be filed with the SEC.

        Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in any subsequently filed document which also is, or is deemed to be, incorporated by reference in this prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        We will provide you with a copy of any information that we incorporate by reference into the registration statement on Form S-3 or this prospectus, at no cost, by writing or calling us. Requests for such materials should be directed to:

First Busey Corporation
Attention: Corporate Secretary
201 West Main Street
Urbana, Illinois 61801
Telephone number: (217) 365-4516

LEGAL MATTERS

        The validity of the common stock will be passed upon for us by our special counsel in the State of Nevada, Lewis and Roca LLP. We were represented by Barack Ferrazzano Kirschbaum & Nagelberg LLP and the underwriters were represented by Jones Day.

EXPERTS

        Our consolidated financial statements as of December 31, 2008 and 2007, and for each of the years in the three-year period ended December 31, 2008, and management's assessment of the effectiveness of First Busey Corporation's internal control over financial reporting as of December 31, 2008, have been incorporated in this prospectus supplement by reference to First Busey's Annual Report on Form 10-K for the year ended December 31, 2008 in reliance on the reports of McGladrey & Pullen LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS

        $150,000,000

First Busey Corporation

Common Stock
Preferred Stock
Debt Securities
Warrants
Subscription Rights
Units
Depositary Shares

        We may offer and sell, from time to time, in one or more offerings, together or separately, any combination of the securities described in this prospectus. The aggregate initial offering price of the securities that we offer will not exceed $150,000,000. We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. If an offering of securities involves any underwriters, dealers or agents, then the prospectus supplement will name the underwriters, dealers or agents and will provide information regarding any fee, commission or discount arrangements made with those underwriters, dealers or agents.

        This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in one or more supplements to this prospectus. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement. Before investing, you should carefully read this prospectus and any related prospectus supplement.

        Our common stock is listed on the Nasdaq Global Select Market under the ticker symbol "BUSE." Our principal executive offices are located at 201 West Main Street, Urbana, Illinois 61801 and our telephone number is (217) 365-4516.

        Investing in our securities involves risks. You should refer to the risk factors included in the applicable prospectus supplement and certain of our periodic reports and other information that we file with the Securities and Exchange Commission and carefully consider that information before buying our securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        These securities are not savings accounts, deposits or other obligations of any bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

The date of this prospectus is September 4, 2009.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission, which we refer to as the SEC, using a shelf registration process on Form S-3. Under the shelf registration rules, using this prospectus, together with a prospectus supplement, we may sell from time to time, in one or more offerings, on a continuous or delayed basis, the securities described in this prospectus for an aggregate initial offering price of up to $150,000,000. The registration statement that contains this prospectus (including the exhibits to the registration statement) contains additional information about us and the securities we are offering under this prospectus. You can read that registration statement at the SEC website at http://www.sec.gov or at the SEC office mentioned under the heading "Where You Can Find Additional Information."

        This prospectus provides you with a general description of the securities we may offer. Each time we sell any of these securities, we will provide one or more prospectus supplements containing specific information about the terms of that offering. The prospectus supplements may also add, update or change information contained in this prospectus. If information in the prospectus supplement is inconsistent with the information in this prospectus, then the information in the prospectus supplement will apply and will supersede the information in this prospectus. You should carefully read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find Additional Information" before you invest.

        You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it.

        You should not assume that the information in this prospectus or any accompanying prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of that document.

        Neither we nor anyone acting on our behalf is making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

        In this prospectus, the terms "First Busey," "Company," "we," "us," and "our" refer to First Busey Corporation and its consolidated subsidiaries, collectively, unless the context requires otherwise. References in this prospectus to "Busey Bank" mean Busey Bank, an Illinois state bank with its main office in Champaign, Illinois; references in this prospectus to "Busey Bank, N.A." mean Busey Bank, National Association, a national banking association with its main office in Fort Myers, Florida; references in this prospectus to the "Banks" mean Busey Bank and Busey Bank, N.A. Busey Bank and Busey Bank, N.A., currently are our wholly-owned banking subsidiaries. However, we are in the process of merging Busey Bank, N.A. with and into and under the charter of Busey Bank. This merger is expected to be completed on August 28, 2009.

 FIRST BUSEY CORPORATION

        We are a $4.3 billion financial holding company headquartered in Urbana, Illinois. We conduct a broad range of financial services through our banking and non-banking subsidiaries. We currently have two wholly-owned banking subsidiaries, Busey Bank, with locations in Illinois, Florida and Indiana, and Busey Bank, N.A., with locations in Florida. We conduct the business of banking and related services through the Banks, trust and investment management services through Busey Wealth Management, Inc. and retail payment processing through FirsTech, Inc. On July 31, 2007, we completed a merger of equals transaction with Main Street Trust, Inc. Main Street Bank & Trust, Main Street's banking subsidiary, was combined with Busey Bank and Main Street Bank & Trust's trust department was combined with Busey Trust Company, a subsidiary of Busey Wealth Management, in November 2007. We currently are in the process of merging Busey Bank, N.A. with and into and under the charter of Busey Bank. The merger is expected to be completed on August 28, 2009. As of June 30, 2009, we had total assets of $4.3 billion, total deposits of $3.3 billion and total stockholders' equity of approximately $529.0 million.

        Busey Bank, which was organized in 1868, is an Illinois state-chartered bank with its main office in Champaign, Illinois, and had total assets of $3.8 billion as of June 30, 2009. Busey Bank has 36 locations, including 34 in Illinois, one in Florida and one in Indiana. Busey Bank, N.A., which was organized in 1999, is a national bank with its main office in Fort Myers, Florida, and had total assets of $420.1 million as of June 30, 2009. Busey Bank, N.A. has eight locations in Florida. Following the merger of Busey Bank, N.A. with and into and under the charter of Busey Bank, the eight Florida locations of Busey Bank, N.A. will operate as branches of Busey Bank.

        The Banks offer a full range of banking services, including commercial, agricultural and real estate loans, and retail banking services, including accepting customary types of demand and savings deposits, making individual, consumer, installment, first mortgage and second mortgage loans, offering money transfers, safe deposit services, IRA, Keogh and other fiduciary services, automated banking and automated fund transfers. The Banks' principal sources of income are interest and fees on loans and investments and service fees. Their principal expenses are interest paid on deposits and general operating expenses. Busey Bank's primary market area is downstate Illinois, southwest Florida through its loan production office and central Indiana. Following the completion of the merger of Busey Bank, N.A. and Busey Bank, Busey Bank's market area of southwest Florida will include the eight locations of Busey Bank, N.A.

        Our principal executive offices are located at 201 West Main Street, Urbana, Illinois 61801, and our telephone number is (217) 365-4516.

        Additional information about us is included in our filings with the SEC, which are incorporated by reference into this prospectus. See "Where You Can Find Additional Information" and "Documents Incorporated by Reference" in this prospectus.

 RISK FACTORS

        An investment in our securities involves a high degree of risk. Before making an investment decision, you should carefully read and consider the risk factors incorporated by reference in this prospectus, as well as those contained in any applicable prospectus supplement, as the same may be updated from time to time by our future filings with the SEC under the Securities Exchange Act of 1934, as amended, or the Exchange Act. You should also refer to other information contained in or incorporated by reference in this prospectus and any applicable prospectus supplement, including our financial statements and the related notes incorporated by reference herein. Additional risks and uncertainties not known to us at this time or that we currently deem immaterial may also materially and adversely affect our business and operations.

USE OF PROCEEDS

        Unless the applicable prospectus supplement states otherwise, we will use the net proceeds we receive from the sale of the securities for general corporate purposes, which may include, among other things, investments in or advances to our subsidiaries, working capital, capital expenditures, stock repurchases, debt repayment or the financing of possible acquisitions. The prospectus supplement relating to a particular offering of securities by us will identify the use of proceeds for that offering. Until we use the net proceeds from an offering, we may place the net proceeds in temporary investments or deposit them in a bank.

 RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

        No shares of our preferred stock were outstanding during the years ended December 31, 2008, 2007, 2006, 2005 and 2004, and we did not pay preferred stock dividends during these periods. Consequently, the ratios of earnings to fixed charges and preferred stock dividends for these years are the same as the ratios of earnings to fixed charges.

        The following table reflects our ratio of earnings to fixed charges for each of the years in the five-year period ended December 31, 2008. The table also reflects our ratio of earnings to fixed charges and preferred stock dividends for the six months ended June 30, 2009 because we paid preferred stock dividends during this period.

	For the six months ended June 30,		For the years ended December 31,
	2009		2008		2007	2006	2005	2004
Ratio of earnings to fixed charges and preferred stock dividends:
Excluding interest on deposits	—	(1)	—	(2)	3.74	3.94	4.50	4.91
Including interest on deposits	0.43		0.45		1.44	1.62	1.88	2.12

(1)
The earnings coverage ratio, excluding interest on deposits, for the six months ended June 30, 2009, was inadequate to cover the fixed charges and preferred stock dividends. The coverage deficiency for the period was $23.9 million.

(2)
The earnings coverage ratio, excluding interest on deposits, for the year ended December 31, 2008, was inadequate to cover the fixed charges. The coverage deficiency for the period was $53.5 million.

        For purposes of computing the ratios of earnings to fixed charges:

    •
    earnings represent income from continuing operations before income taxes, plus fixed charges;

    •
    fixed charges, excluding interest on deposits, include interest expense (other than on deposits) and the portion of net rental expense deemed to be equivalent to interest on long-term debt, discount amortization and preferred stock dividends; and

    •
    fixed charges, including interest on deposits, include all interest expense and the portion of net rental expense deemed to be equivalent to interest on long-term debt, discount amortization and preferred stock dividends.

 DESCRIPTION OF CAPITAL STOCK

General

        We have the authority to issue 60,000,000 shares of common stock, par value $0.001 per share, and 1,000,000 shares of preferred stock, par value $0.001 per share. As of June 30, 2009, we had 35,815,892 shares of common stock issued and outstanding. Additionally, as of June 30, 2009, 100,000 shares of preferred stock have been designated Fixed Rate Cumulative Perpetual Preferred Stock, Series T, which we refer to as our Series T Preferred Stock, all of which are issued and outstanding.

        The following description of the material terms of our capital stock and of our articles of incorporation and bylaws is only a summary. You should refer to our articles of incorporation and bylaws, which are included as exhibits to the registration statement of which this prospectus is a part, for their complete terms.

Common Stock

        General.    Under our articles of incorporation, as amended, we have the authority to issue 60,000,000 shares of our common stock, par value $0.001 per share, of which 35,815,892 shares were issued and outstanding as of June 30, 2009. As of June 30, 2009, there were 1,967,205 shares of our common stock underlying options that have been issued pursuant to our equity incentive plans and 790,000 shares of our common stock reserved for future issuance under our equity incentive plans. Additionally, we have reserved 1,147,666 shares of our common stock underlying the warrants that are currently held by the U.S. Treasury and issued in connection with our participation in the Capital Purchase Program. Our common stock is listed for trading on the NASDAQ Global Select Market under the symbol "BUSE."

        Each share of our common stock has the same relative rights and is identical in all respects to every other share of our common stock. Our shares of common stock are neither redeemable nor convertible, and the holders thereof have no preemptive or subscription rights to purchase any of our securities.

        Voting Rights.    Each outstanding share of our common stock is entitled to one vote on all matters submitted to a vote of stockholders. There is no cumulative voting in the election of directors.

        Liquidation Rights.    Upon our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive, pro rata, our assets which are legally available for distribution, after payment of all debts and other liabilities and subject to the prior rights of any holders of preferred stock then outstanding, including the holders of shares of our Series T Preferred Stock.

        Dividends Payable on Shares of Common Stock.    In general, the holders of outstanding shares of our common stock are entitled to receive dividends out of assets legally available therefor at such times and in such amounts as our board of directors may from time to time determine. The ability of our board of directors to declare and pay dividends on our common stock may be affected by both general corporate law considerations and policies of the Board of Governors of the Federal Reserve, which we refer to herein as the Federal Reserve, applicable to bank holding companies. As a Nevada corporation, we are subject to the limitations of Nevada law, which allows us to pay dividends unless, after such dividend, we would not be able to pay our debts as they become due in the usual course of business or our total assets would be less than the sum of our total liabilities plus any amount that would be needed if we were to be dissolved at the time of the dividend payment. Additionally, policies of the Federal Reserve caution that a bank holding company should not pay cash dividends unless its net income available to common stockholders over the past year has been sufficient to fully fund the dividends and the prospective rate of earnings retention appears consistent with its capital needs, asset quality and overall financial condition. The Federal Reserve also possesses enforcement powers over bank holding companies and their non-bank subsidiaries to prevent or remedy actions that represent unsafe or unsound practices or violations of applicable statutes and regulations. Among these powers is the ability to proscribe the payment of dividends by banks and bank holding companies.

        Most of our revenues available for the payment of dividends derive from amounts paid to us by the Banks. There are various statutory limitations that limit the ability of the Banks to pay dividends to us. Busey Bank is a state-charted bank and is subject to the laws and regulations of the Illinois Department of Financial and Professional Regulation and to the regulations of the Federal Deposit Insurance Corporation. Busey Bank, N.A., is a national banking association and is subject to the regulations of the Office of the Comptroller of the Currency, or the OCC. If a bank's primary banking regulator determines that the bank is engaged or is about to engage in an unsafe or unsound banking practice, the regulator may require, after notice and hearing, that the bank cease and desist from such practice. Depending on the financial condition of the bank, an unsafe or unsound practice could include the payment of dividends. In particular, the federal banking agencies have indicated that paying dividends that deplete a bank's capital base to an inadequate level would be an unsafe and unsound banking practice.

        Under the Illinois Banking Act, Busey Bank generally may not pay dividends in excess of its net profits. Under the National Bank Act, Busey Bank, N.A. may pay dividends out of its undivided profits in such amounts and at such times as its board of directors deems prudent. Without prior OCC approval, however, Busey Bank, N.A. may not pay dividends in any calendar year that, in the aggregate, exceed its year-to-date net income plus its retained net income for the two preceding years. In addition, because the operations of Busey Bank, N.A. have suffered due to the significant downturn in the real estate market in southwest Florida since 2007, Busey Bank, N.A. currently is not permitted by the OCC to pay dividends. However, as previously discussed, we are in the process of merging Busey Bank, N.A. with and into and under the charter of Busey Bank, which merger is expected to be completed on August 28, 2009. Following the merger, the OCC restriction on dividends by Busey Bank, N.A. will not apply to Busey Bank because Busey Bank is an Illinois-chartered bank.

        Furthermore, under the Federal Deposit Insurance Corporation Improvement Act of 1991, a bank may not pay a dividend if the payment would cause it to become undercapitalized or if it is already undercapitalized. The federal agencies also have issued policy statements that provide that bank holding companies and insured banks generally should pay dividends only out of current operating earnings.

        In addition, the dividend rights of holders of our common stock are qualified and subject to the dividend rights of holders of our Series T Preferred Stock described below under the caption "Description of Series T Preferred Stock—Priority of Dividends and Payments Upon Liquidation." In addition, the securities purchase agreement pursuant to which the U.S. Treasury purchased shares of our Series T Preferred Stock contains limitations on the payment of dividends on our common stock from and after March 6, 2009 (including with respect to the payment of cash dividends in excess of $0.20 per share, which is the amount of the last quarterly cash dividend declared by us prior to October 14, 2008). Prior to the earlier of (i) March 6, 2012 and (ii) the date on which all shares of Series T Preferred Stock have been redeemed in whole or the U.S. Treasury has transferred the Series T Preferred Stock to unaffiliated third parties, we may not declare or pay any dividend or make any distribution on our common stock other than regular quarterly cash dividends not exceeding $0.20 per share and dividends payable solely in common stock, without the consent of the U.S. Treasury.

        Anti-Takeover Provisions.    Our articles of incorporation, as amended, and our by-laws may have the effect of discouraging, delaying or preventing a change in control or an unsolicited acquisition proposal that a stockholder might consider favorable, including a proposal that might result in the payment of a premium over the market price for the shares held by stockholders. These provisions are summarized in the following paragraphs.

        Authorized Shares of Capital Stock.    Authorized but unissued shares of our common stock and preferred stock under our articles of incorporation could (within the limits imposed by applicable law and NASDAQ Marketplace Rules) be issued in one or more transactions that could make a change of control of us more difficult, and therefore more unlikely. The additional authorized shares could be used to discourage persons from attempting to gain control of us by diluting the voting power of shares then outstanding or increasing the voting power of persons who would support the board of directors in a potential takeover situation, including by preventing or delaying a proposed business combination that is opposed by the board of directors although perceived to be desirable by some stockholders.

        Limitations on Right to Call Special Meetings; Stockholder Proposal Notice Requirements.    Under our by-laws, a special meeting of our stockholders may be called only by the Chairman of our board of directors, our Chief Executive Officer or our President after receiving the written request to hold a meeting from: (i) a majority of our board of directors; or (ii) stockholders owning more than 50% of the total voting power of the outstanding stock entitled to vote generally in the election of our directors. Additionally, our by-laws require that stockholder proposals meet certain advanced notice and minimum informational requirements. These provisions could have the effect of delaying until the next annual stockholders meeting stockholder actions which are favored by the holders of a majority of our outstanding voting securities.

        State Anti-Takeover Laws.    Although under our articles of incorporation we have opted not to be governed by Nevada's anti-takeover law known as the "Combination with Interested Stockholders Statute," we may become subject to this provision in the future. In addition, the Nevada General Corporation Law contains a "Control Share Acquisition Statute," which does not currently apply to us.

        The Combination with Interested Stockholders Statute prevents "interested stockholders" and an applicable Nevada corporation from entering into a "combination" unless certain conditions are met. A combination means any merger or consolidation with an "interested stockholder," or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions, with an "interested stockholder" having: (a) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation; (b) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation; or (c) representing 10% or more of the earning power or net income of the corporation. An "interested stockholder" means the beneficial owner of 10% or more of the voting shares of a corporation, or an affiliate or associate thereof. A corporation may not engage in a "combination" within three years after the interested stockholder acquires his shares unless the combination or purchase is approved by the board of directors or a majority of the voting power held by disinterested stockholders, or outside three years after the interested stockholder acquires his shares if the consideration to be paid by the interested stockholder is at least equal to the highest of: (a) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which he became an interested stockholder, whichever is higher; (b) the market value per common share on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher; or (c) if higher for the holders of preferred stock, the highest liquidation value of the preferred stock.

        The Control Share Acquisition Statute prohibits an acquiror, under certain circumstances, from voting shares of a target corporation's stock after crossing certain threshold ownership percentages, unless the acquiror obtains the approval of the target corporation's stockholders. The Control Share

Acquisition Statute specifies three thresholds: one-fifth or more but less than one-third, one-third or more but less than a majority and a majority or more, of the voting power of the corporation in the election of directors. Once an acquiror crosses one of the above thresholds, those shares acquired in such offer or acquisition and those shares acquired within the preceding ninety days become "Control Shares" and such Control Shares are deprived of the right to vote until disinterested stockholders restore the right. The Control Shares Acquisition Statute also provides that in the event Control Shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the Control Shares are entitled to demand payment for the fair value of their shares. The board of directors is to notify the stockholders after such an event has occurred that they have the right to receive the fair value of their shares in accordance with statutory procedures established generally for dissenters' rights. The Control Share Acquisition Statute currently does not apply to us because we do not have 100 or more stockholders of record who are residents of the State of Nevada.

Preferred Stock

        General.    We may issue up to 1,000,000 shares of preferred stock, $0.001 par value per share, from time to time in one or more series. Our board of directors, without further approval of the stockholders, has the authority to fix the dividend rights and terms, conversion rights, voting rights, redemption rights and terms, liquidation preferences, sinking funds and any other rights, preferences, privileges and restrictions applicable to each series of preferred stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of our common stock.

        A prospectus supplement and any other offering materials relating to any series of preferred stock issued under the registration statement of which this prospectus is a part will specify the terms of the series, including:

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  the maximum number of shares in the series and the designation of the series;

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  the terms on which dividends, if any, will be paid;

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  the terms on which the shares may be redeemed, if at all;

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  the liquidation preference, if any;

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  the terms of any retirement or sinking fund for the purchase or redemption of the shares of the series;

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  the terms and conditions, if any, on which the shares of the series will be convertible into, or exchangeable for, shares of any other class or classes of common or preferred stock;

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  the voting rights, if any, of the shares of the series; and

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  any or all other preferences and relative, participating, operational or other special rights or qualifications, limitations or restrictions of the shares.

        The description of preferred stock above and the description of the terms of a particular series of preferred stock contained in a prospectus supplement and other offering materials, if any, are not complete. You should refer to the certificate of designations with respect to a series of preferred stock for complete information concerning the terms of that series. A copy of the certificate of designations for each series of preferred stock will be filed with the SEC as an exhibit to the registration statement of which this prospectus is a part or as an exhibit to a filing incorporated by reference in the registration statement.

        Series T Preferred Stock.    On March 6, 2009, pursuant to the Capital Purchase Program, we issued to the U.S. Treasury 100,000 shares of Series T Preferred Stock having a liquidation amount per share equal to $1,000 for a total price of $100 million. The Series T Preferred Stock has preferential dividend and liquidation rights over our common stock. The Series T Preferred Stock pays cumulative dividends at a rate of 5% per year for the first five years and thereafter at a rate of 9% per year. The Series T Preferred Stock is non-voting, except in limited circumstances. Prior to March 6, 2012, unless we have redeemed all of the Series T Preferred Stock or the U.S. Treasury has transferred all of the Series T Preferred Stock to third parties, the consent of the U.S. Treasury will be required for us to, among other things, repurchase or otherwise acquire any of our shares of common stock or trust preferred securities, subject to certain limited exceptions. In addition, so long as any shares of our Series T Preferred Stock are outstanding, we may not repurchase or otherwise acquire any of our outstanding common stock unless we are current in our dividend payments on our outstanding Series T Preferred Stock. The terms of the Series T Preferred Stock provide that we may not redeem the Series T Preferred Stock without regulatory approval. The U.S. Treasury has indicated that we are permitted to redeem the shares of Series T Preferred Stock at any time, without penalty or the need to raise additional capital, subject to the U.S. Treasury's consultation with the Federal Reserve Board.

        Dividends Payable on Shares of Series T Preferred Stock.    Holders of shares of Series T Preferred Stock are entitled to receive if, as and when declared by our board of directors or a duly authorized committee of the board, out of assets legally available for payment, cumulative cash dividends at a rate per annum of 5% per share on a liquidation preference of $1,000 per share of Series T Preferred Stock with respect to each dividend period up to, but excluding, May 16, 2014. From and after May 16, 2014, holders of shares of Series T Preferred Stock are entitled to receive cumulative cash dividends at a rate per annum of 9% per share on a liquidation preference of $1,000 per share of Series T Preferred Stock with respect to each dividend period thereafter.

        Dividends are payable quarterly in arrears on each February 15, May 15, August 15 and November 15, each a dividend payment date, starting with May 15, 2009. If any dividend payment date is not a business day, then the next business day will be the applicable dividend payment date, and no additional dividends will accrue as a result of the postponement of the dividend payment date. Dividends payable during any dividend period are computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends payable with respect to the Series T Preferred Stock are payable to holders of record of shares of Series T Preferred Stock on the date that is 15 calendar days immediately preceding the applicable dividend payment date or such other record date as the board of directors or any duly authorized committee of the board determines, so long as such record date is not more than 60 nor less than 10 days prior to the applicable dividend payment date.

        If we determine not to pay any dividend or a full dividend with respect to the Series T Preferred Stock, we must provide written notice to the holders of shares of Series T Preferred Stock prior to the applicable dividend payment date. Unpaid dividends on the Series T Preferred Stock will compound. We are subject to various regulatory policies and requirements relating to the payment of dividends, including requirements to maintain adequate capital above regulatory minimums. The Federal Reserve is authorized to determine, under certain circumstances relating to the financial condition of a bank holding company, such as us, that the payment of dividends would be an unsafe or unsound practice and to prohibit payment thereof. See Item 1 of our annual report on Form 10-K for the year ended December 31, 2008 under the captions "Supervision, Regulation and Other Factors—First Busey—Dividend Payments" and "—the Banks—Dividend Payments" for statutory and regulatory restrictions on our ability to pay dividends.

        Priority of Dividends and Payments Upon Liquidation.    With respect to the payment of dividends and the amounts to be paid upon liquidation, the Series T Preferred Stock will rank:

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  senior to our common stock and all other equity securities designated as ranking junior to the Series T Preferred Stock; and

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  at least equally with all other equity securities designated as ranking on a parity with the Series T Preferred Stock, or parity stock, with respect to the payment of dividends and distribution of assets upon our liquidation, dissolution or winding-up.

        So long as any shares of Series T Preferred Stock remain outstanding, unless all accrued and unpaid dividends for all prior dividend periods have been paid or are contemporaneously declared and paid in full, we may not pay or declare any dividends on our common stock or other junior stock, other than a dividend payable solely in common stock. We and our subsidiaries also may not purchase, redeem or otherwise acquire for consideration any shares of our common stock or other junior stock unless we have paid in full all accrued dividends on the Series T Preferred Stock for all prior dividend periods, other than:

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  purchases, redemptions or other acquisitions of our common stock or other junior stock in connection with the administration of our employee benefit plans in the ordinary course of business pursuant to a publicly announced repurchase plan up to the increase in diluted shares outstanding resulting from the grant, vesting or exercise of equity-based compensation;

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  purchases or other acquisitions by any of our broker-dealer subsidiaries, of which we currently have none, solely for the purpose of market-making, stabilization or customer facilitation transactions in junior stock or parity stock in the ordinary course of its business;

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  purchases or other acquisitions by any of our broker-dealer subsidiaries, of which we currently have none, for resale pursuant to an offering by us of our stock that is underwritten by the related broker-dealer subsidiary;

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  any dividends or distributions of rights or junior stock in connection with any stockholders' rights plan or any redemption or repurchases of rights pursuant to any stockholders' rights plan;

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  acquisition of record ownership of junior stock or parity stock for the beneficial ownership of any other person who is not us or a subsidiary of us, including as trustee or custodian; and

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  the exchange or conversion of junior stock for or into other junior stock or of parity stock for or into other parity stock or junior stock, but only to the extent that such acquisition is required pursuant to binding contractual agreements entered into before March 6, 2009 or any subsequent agreement for the accelerated exercise, settlement or exchange thereof for common stock.

        On any dividend payment date for which full dividends are not paid, or declared and funds set aside therefor, on the Series T Preferred Stock and any other parity stock, all dividends paid or declared for payment on that dividend payment date (or, with respect to parity stock with a different dividend payment date, on the applicable dividend date therefor falling within the dividend period and related to the dividend payment date for the Series T Preferred Stock), with respect to the Series T Preferred Stock and any other parity stock must be declared ratably among the holders of any such shares who have the right to receive dividends, in proportion to the respective amounts of the undeclared and unpaid dividends relating to the dividend period.

        Subject to the foregoing, such dividends (payable in cash, stock or otherwise) as may be determined by our board of directors (or a duly authorized committee of the board) may be declared and paid on our common stock and any other stock ranking equally with or junior to the Series T Preferred Stock from time to time out of any funds legally available for such payment, and the Series T Preferred Stock will not be entitled to participate in any such dividend.

        Redemption.    Except as described below in connection with the American Recovery and Reinvestment Act of 2009, which we refer to herein as ARRA, the Series T Preferred Stock may not be redeemed prior to March 6, 2012 unless we have received aggregate gross proceeds from one or more qualified equity offerings (as described below) equal to $25,000,000, which equals 25% of the aggregate liquidation amount of the Series T Preferred Stock on the date of issuance. In such a case, we may redeem the Series T Preferred Stock, subject to the approval of the Federal Reserve, in whole or in part, upon notice as described below, up to a maximum amount equal to the aggregate net cash proceeds received by us from such qualified equity offerings. A "qualified equity offering" is a sale and issuance for cash by us after March 6, 2009, to persons other than us or our subsidiaries, of shares of perpetual preferred stock, common stock or a combination thereof, that in each case qualify as Tier 1 capital at the time of issuance under the applicable risk-based capital guidelines of the Federal Reserve. Qualified equity offerings do not include issuances made in connection with acquisitions, issuances of trust preferred securities and issuances of common stock and/or perpetual preferred stock made pursuant to agreements or arrangements entered into, or pursuant to financing plans that were publicly announced, on or prior to October 13, 2008. After March 6, 2012, the Series T Preferred Stock may be redeemed at any time, subject to the approval of the Federal Reserve, in whole or in part, subject to notice as described below.

        Notwithstanding the foregoing, under the provisions of ARRA, as implemented by guidance issued by the U.S. Treasury, after consultation with the U.S. Treasury and Federal Reserve we may redeem the Series T Preferred Stock at any time, from any source of funds and without being subject to any waiting period; provided, that any such redemption must consist of at least 25% of the issue price of the Series T Preferred Stock, which for us represents $25,000,000. In considering any redemption request, the U.S. Treasury and Federal Reserve have stated that they will use the existing supervisory procedures for approving redemption requests for capital instruments, which generally will take into account the contribution of the U.S. Treasury's investment amount to our overall soundness, capital adequacy and ability to lend. In any redemption, the redemption price will be an amount equal to the per share liquidation amount plus accrued and unpaid dividends to but excluding the date of redemption.

        The Series T Preferred Stock will not be subject to any mandatory redemption, sinking fund or similar provisions. Holders of shares of Series T Preferred Stock have no right to require the redemption or repurchase of the Series T Preferred Stock.

        If we seek to redeem fewer than all of the outstanding shares of Series T Preferred Stock, we will select the shares we will redeem either pro rata from the holders of record of shares of Series T Preferred Stock in proportion to the number of shares held by those holders or in such other manner as our board of directors or a committee thereof may determine to be fair and equitable. We will mail notice of any redemption of Series T Preferred Stock by first class mail, postage prepaid, addressed to the holders of record of the shares of Series T Preferred Stock to be redeemed at their respective last addresses appearing on our books. This mailing will be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed or otherwise given as described in this paragraph will be conclusively presumed to have been duly given, whether or not the holder receives the notice, and failure duly to give the notice by mail or otherwise, or any defect in the notice or in the mailing or provision of the notice, to any holder of Series T Preferred Stock designated for redemption will not affect the redemption of any other Series T Preferred Stock. Each notice of redemption will set forth the applicable redemption date, the redemption price, the place of redemption and the number of shares of Series T Preferred Stock we will redeem (and, if less than all shares of Series T Preferred Stock held by the applicable holder, the number of shares we will redeem from the holder).

        Shares of Series T Preferred Stock that we redeem, repurchase or otherwise acquire will revert to authorized but unissued shares of our preferred stock.

        Liquidation Rights.    If we voluntarily or involuntarily liquidate, dissolve or wind up our affairs, holders of Series T Preferred Stock will be entitled to receive an amount per share, referred to as the total liquidation amount, equal to the fixed liquidation preference of $1,000 per share, plus any accrued and unpaid dividends, whether or not declared, to the date of payment.

        Holders of the Series T Preferred Stock will be entitled to receive the total liquidation amount out of our assets that are available for distribution to stockholders, after payment or provision for payment of our debts and other liabilities but before any distribution of assets is made to holders of our common stock or any other shares ranking, as to that distribution, junior to the Series T Preferred Stock.

        If our assets are not sufficient to pay the total liquidation amount in full to all holders of Series T Preferred Stock and all holders of any shares of outstanding parity stock, the amounts paid to the holders of Series T Preferred Stock and other shares of parity stock will be paid pro rata in accordance with the respective total liquidation amount for those holders. If the total liquidation amount per share of Series T Preferred Stock has been paid in full to all holders of Series T Preferred Stock and other shares of parity stock, the holders of our common stock or any other shares ranking, as to such distribution, junior to the Series T Preferred Stock will be entitled to receive all of our remaining assets according to their respective rights and preferences.

        For purposes of the liquidation rights, neither the sale, conveyance, exchange or transfer of all or substantially all of our property and assets, nor the consolidation or merger by us with or into any other corporation or by another corporation with or into us, will constitute a liquidation, dissolution or winding-up of our affairs.

        Voting Rights.    Except as indicated below or otherwise required by law, the holders of Series T Preferred Stock will not have any voting rights.

        If the dividends on the Series T Preferred Stock have not been paid for an aggregate of six quarterly dividend periods or more (whether or not consecutive) the authorized number of directors then constituting our board of directors will be increased by two. Holders of Series T Preferred Stock, together with the holders of any outstanding parity stock with like voting rights, referred to as voting parity stock, voting as a single class, will be entitled to elect two additional members of our board of directors, referred to as the preferred stock directors, at the next annual meeting (or at a special meeting called for the purpose of electing the preferred stock directors prior to the next annual meeting) and at each subsequent annual meeting until all accrued and unpaid dividends for all past dividend periods have been paid in full. The election of any preferred stock director is subject to the qualification that the election would not cause us to violate the corporate governance requirement of the NASDAQ Global Select Market (or any other exchange on which our securities may be listed) that listed companies must have a majority of independent directors.

        Upon the termination of the right of the holders of Series T Preferred Stock and voting parity stock to vote for preferred stock directors, as described above, the preferred stock directors will immediately cease to be qualified as directors, their term of office will terminate immediately and the number of authorized directors of the Company will be reduced by the number of preferred stock directors that the holders of Series T Preferred Stock and voting parity stock had been entitled to elect. The holders of a majority of shares of Series T Preferred Stock and voting parity stock, voting as a class, may remove any preferred stock director, with or without cause, and the holders of a majority of the shares Series T Preferred Stock and voting parity stock, voting as a class, may fill any vacancy created by the removal of a preferred stock director. If the office of a preferred stock director becomes vacant for any other reason, the remaining preferred stock director may choose a successor to fill such vacancy for the remainder of the unexpired term.

        So long as any shares of Series T Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by our articles of incorporation, the vote or consent of the holders of at least 66 2/3% of the shares of Series T Preferred Stock at the time outstanding, voting separately as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

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  any amendment or alteration of our articles of incorporation to authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of capital stock ranking senior to the Series T Preferred Stock with respect to payment of dividends and/or distribution of assets upon our liquidation, dissolution or winding up;

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  any amendment, alteration or repeal of any provision of the certificate of designations for the Series T Preferred Stock so as to adversely affect the rights, preferences, privileges or voting powers of the Series T Preferred Stock; or

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  any consummation of a binding share exchange or reclassification involving the Series T Preferred Stock or of a merger or consolidation of us with another entity, unless the shares of Series T Preferred Stock remain outstanding following any such transaction or, if we are not the surviving entity, are converted into or exchanged for preference securities and such remaining outstanding shares of Series T Preferred Stock or preference securities have rights, references, privileges and voting powers that are not materially less favorable than the rights, preferences, privileges or voting powers of the Series T Preferred Stock, taken as a whole.

        To the extent of the voting rights of the Series T Preferred Stock, each holder of Series T Preferred Stock will have one vote for each $1,000 of liquidation preference to which such holder's shares of Series T Preferred Stock are entitled.

        The foregoing voting provisions will not apply if, at or prior to the time when the vote or consent would otherwise be required, all outstanding shares of Series T Preferred Stock have been redeemed or called for redemption upon proper notice and sufficient funds have been set aside by us for the benefit of the holders of Series T Preferred Stock to effect the redemption.

DESCRIPTION OF DEBT SECURITIES

General

        The debt securities will be:

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  our direct unsecured general obligations;

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  either senior debt securities, subordinated debt securities or junior subordinated debt securities; and

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  issued under separate indentures among us and a trustee which will be named in a prospectus supplement and a supplemental indenture.

        We may issue debt securities in one or more series.

        If we offer senior debt securities, we will issue them under a senior indenture. If we issue subordinated debt securities or junior subordinated debentures, we will issue them under a subordinated indenture. A form of each indenture will be filed with the SEC as an exhibit to the registration statement of which this prospectus is a part or as an exhibit to a filing incorporated by reference in the registration statement. We have not restated the contemplated terms of either indenture in its entirety in this description. Investors in any debt securities we may issue should read the relevant indenture because it, and not this description, will control their rights as holders of the debt securities. Capitalized terms used in the summary have the meanings specified in the indentures.

        Because we are a holding company, our right, and accordingly, the right of our creditors and stockholders, including the holders of the securities offered by this prospectus and any prospectus supplement, to participate in any distribution of assets of any of our subsidiaries upon its liquidation, reorganization or similar proceeding is subject to the prior claims of creditors of that subsidiary, except to the extent that our claims as a creditor of the subsidiary may be recognized.

Specific Terms of Each Series of Debt Securities in the Prospectus Supplement

        A prospectus supplement relating to any series of debt securities being offered will describe the specific terms of the debt securities being offered. These terms will include some or all of the following, as applicable:

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  the issuer of the debt securities;

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  the co-issuers of the debt securities, if any;

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  the guarantors of the debt securities, if any;

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  whether the debt securities are senior or subordinated debt securities and, if subordinated debt securities, whether or not they are junior to any other subordinated debt securities;

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  the title of the debt securities;

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  the total principal amount of the debt securities;

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  the process to authenticate and deliver the debt securities and the application of the proceeds thereof;

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  the assets, if any, that are pledged as security for the payment of the debt securities;

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  the terms of any release, or the release and substitution of, any assets pledged as security for the payment of the debt securities;

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  whether we will issue the debt securities in individual certificates to each holder in registered form, or in the form of temporary or permanent global securities held by a depository on behalf of holders;

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  the prices at which we will issue the debt securities;

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  the portion of the principal amount that will be payable if the maturity of the debt securities is accelerated;

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  the currency or currency unit in which the debt securities will be payable, if not U.S. dollars;

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  the dates on which the principal of the debt securities will be payable;

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  the interest rate that the debt securities will bear and the interest payment dates for the debt securities;

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  any conversion or exchange provisions;

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  any optional redemption provisions;

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  any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities;

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  whether the debt securities will be convertible into shares of common stock, shares of preferred stock or depositary shares and, if so, the terms and conditions of any such conversion, and, if convertible into shares of preferred stock or depositary shares, the terms of such preferred stock or depositary shares

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  any changes to or additional events of default or covenants; and

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  any other terms of the debt securities.

        We may offer and sell debt securities, including original issue discount debt securities, at a substantial discount below their principal amount. The relevant prospectus supplement will describe certain U.S. federal income tax and any other considerations applicable to those securities. In addition, the prospectus supplement may describe certain U.S. federal income tax or other considerations applicable to any debt securities that are denominated in a currency other than U.S. dollars.

Guarantees

        If specified in the prospectus supplement relating to a series of debt securities, subsidiaries of ours that are specified in the prospectus supplement may unconditionally guarantee to each holder and the trustee, on a joint and several basis (but subject, with respect to the Banks, to obtaining any required regulatory approvals), the full and prompt payment of principal of, premium, if any, and interest on the debt securities of that series when and as the same become due and payable, whether at maturity, upon redemption or repurchase, by declaration of acceleration or otherwise. If a series of debt securities is guaranteed, such series may be guaranteed by all subsidiaries other than subsidiaries without material assets. The prospectus supplement will describe any limitation on the maximum amount of any particular guarantee and the conditions under which guarantees may be released.

        The guarantees will be general obligations of the guarantors. Guarantees of subordinated debt securities will be subordinated to the senior indebtedness of the guarantors on the same basis as the subordinated debt securities are subordinated to the senior indebtedness of the issuer. "Senior indebtedness" will be defined in a supplemental indenture or authorizing resolutions respecting any issuance of a series of subordinated debt securities, and the definition will be set forth in the prospectus supplement.

Consolidation, Merger or Asset Sale

        Each indenture will, in general, allow us to consolidate or merge with or into another domestic entity. It will also allow us to sell, lease, transfer or otherwise dispose of all or substantially all of our assets to another domestic entity. If this happens, the remaining or acquiring entity must assume all of our responsibilities and liabilities under the indenture including the payment of all amounts due on the debt securities and performance of applicable indenture covenants.

        However, each indenture will impose requirements with respect to any consolidation or merger with or into an entity, or any sale, lease, transfer or other disposition of all or substantially all of our assets, including:

  •
  the remaining or acquiring entity must be organized under the laws of the United States, any state or the District of Columbia;

  •
  the remaining or acquiring entity must assume our obligations under the indenture; and

  •
  immediately after giving effect to the transaction, no event of default may exist.

        The remaining or acquiring entity will be substituted for us in the indenture with the same effect as if it had been an original party to the indenture, and we will be relieved from any further obligations under the indenture.

No Protection in the Event of a Change of Control

        Unless otherwise set forth in the prospectus supplement, the debt securities will not contain any provisions that protect the holders of the debt securities in the event of a change of control of us or in the event of a highly leveraged transaction, whether or not such transaction results in a change of control of us.

Modification of Indentures

        We may supplement or amend an indenture if the holders of a majority in aggregate principal amount of the outstanding debt securities of all series issued under the indenture affected by the supplement or amendment consent to it. Further, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series may waive past defaults under the indenture and compliance by us with our covenants with respect to the debt securities of that series only. Those holders may not, however, waive any default in any payment on any debt security of that series or compliance with a provision that cannot be supplemented or amended without the consent of each holder affected. Without the consent of each outstanding debt security affected, no modification of an indenture or waiver may:

  •
  reduce the principal amount of debt securities whose holders must consent to an amendment, supplement or waiver;

  •
  reduce the principal of or change the fixed maturity of any debt security;

  •
  reduce or waive the premium payable upon redemption or alter or waive the provisions with respect to the redemption of the debt securities (except as may be permitted in the case of a particular series of debt securities);

  •
  reduce the rate of or change the time for payment of interest on any debt security;

  •
  waive an event of default in the payment of principal of or premium, if any, or interest on the debt securities (except a rescission of acceleration of the debt securities by the holders of at least a majority in aggregate principal amount of the debt securities and a waiver of the payment default that resulted from such acceleration);

  •
  except as otherwise permitted under the indenture, release any lien or encumbrance that may have been granted with respect to the debt securities;

  •
  make any debt security payable in currency other than that stated in the debt securities;

  •
  in the case of any subordinated debt security, make any change in the subordination provisions that adversely affects the rights of any holder under those provisions;

  •
  make any change in the provisions of the indenture relating to waivers of past defaults or the rights of holders of debt securities to receive payments of principal of or premium, if any, or interest on the debt securities;

  •
  waive a redemption payment with respect to any debt security (except as may be permitted in the case of a particular series of debt securities);

  •
  except as otherwise permitted in the indenture, release any guarantor from its obligations under its guarantee or the indenture or change any guarantee in any manner that would adversely affect the rights of holders; or

  •
  make any change in the preceding amendment, supplement and waiver provisions (except to increase any percentage set forth therein).

        We may supplement or amend an indenture without the consent of any holders of the debt securities in certain circumstances, including:

  •
  to establish the form of terms of any series of debt securities;

  •
  to cure any ambiguity, defect or inconsistency;

  •
  to provide for uncertificated notes in addition to or in place of certified notes;

  •
  to provide for the assumption of our or a guarantor's obligations to holders of debt securities in the case of a merger or consolidation or disposition of all or substantially all of our or a guarantor's assets;

  •
  in the case of any subordinated debt security, to make any change in the subordination provisions that limits or terminates the benefits applicable to any holder of senior indebtedness of us, any co-issuer or guarantor, as applicable;

  •
  to add or release co-issuers pursuant to the terms of the indenture;

  •
  to add or release guarantors pursuant to the terms of the indenture;

  •
  to make any changes that would provide any additional rights or benefits to the holders of debt securities or that do not, taken as a whole, materially adversely affect the rights under the indenture of any holder of debt securities;

  •
  to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

  •
  to evidence or provide for the acceptance of appointment under the indenture of a successor trustee;

  •
  to add any additional events of default; or

  •
  to secure the debt securities and/or the guarantees.

Events of Default and Remedies

        Unless otherwise indicated in the prospectus supplement, an "event of default," when used in an indenture, will mean any of the following with respect to the debt securities of any series:

  •
  failure to pay when due the principal of or any premium on any debt security of that series;

  •
  failure to pay, within 90 days of the due date, interest on any debt security of that series;

  •
  failure to pay when due any sinking fund payment with respect to any debt securities of that series;

  •
  failure to comply with the requirements described under "—Consolidation, Merger or Asset Sale";

  •
  failure to perform any other covenant in the indenture and such non-performance continues for the time period set forth in the indenture;

  •
  certain events of bankruptcy, insolvency or reorganization; or

  •
  any other event of default provided under the terms of the debt securities of that series.

        An event of default for a particular series of debt securities will not necessarily constitute an event of default for any other series of debt securities issued under an indenture. The trustee may withhold notice to the holders of debt securities of any default (except in the payment of principal, premium, if any, or interest) if it considers such withholding of notice to be in the best interests of the holders.

        Other than its duties in case of a default, a trustee is not obligated to exercise any of its rights or powers under either indenture at the request, order or direction of any holders, unless the holders offer the trustee reasonable security or indemnity. If they provide this reasonable security or indemnification, the holders of a majority in aggregate principal amount of any series of debt securities may direct the time, method and place of conducting any proceeding or any remedy available to the trustee, or exercising any power conferred upon the trustee, for that series of debt securities.

No Limit on Amount of Debt Securities

        The indenture will not limit the amount of debt securities that we may issue, unless we indicate otherwise in a prospectus supplement. The indenture will allow us to issue debt securities of any series up to the aggregate principal amount that we authorize.

Registration of Notes

        We will issue debt securities of a series only in registered form, without coupons, unless otherwise indicated in the prospectus supplement.

Minimum Denominations

        Unless the prospectus supplement states otherwise, the debt securities will be issued only in principal amounts in integral multiples of $1,000.

No Personal Liability

        None of the past, present or future incorporators, directors, officers, employees, stockholders, managers, members or trustees of us, any co-issuer or any guarantor will have any liability for the obligations of our company, any co-issuer or any guarantors under the indenture or the debt securities or for any claim based on such obligations or their creation. Each holder of debt securities by accepting a debt security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the debt securities. The waiver may not be effective with respect to claims arising under federal securities laws, however, and it is the view of the SEC that such a waiver is against public policy.

Payment and Transfer

        The trustee initially will act as paying agent and registrar under each indenture. The issuers may change the paying agent or registrar without prior notice to the holders of debt securities, and the issuers or any of their subsidiaries may act as paying agent or registrar.

        If a holder of debt securities has given wire transfer instructions to the issuers, the issuers will make all payments on the debt securities in accordance with those instructions. All other payments on the debt securities will be made at the corporate trust office of the trustee, unless we elect to make interest payments by check mailed to the holders at their addresses set forth in the debt security register.

        The trustee and any paying agent will repay to us upon request any funds held by them for payments on the debt securities that remain unclaimed for two years after the date upon which that payment has become due. After payment to us, holders entitled to the money must look to us for payment as general creditors.

Exchange, Registration and Transfer

        Debt securities of any series may be exchangeable for other debt securities of the same series, the same total principal amount and the same terms but in different authorized denominations in accordance with the indenture. Holders may present debt securities for exchange or registration of transfer at the office of the registrar. The registrar will effect the transfer or exchange when it is satisfied with the documents of title and identity of the person making the request. We will not charge a service fee for any registration of transfer or exchange of the debt securities. We may, however, require the payment of any tax or other governmental charge payable for that registration.

        Unless the prospectus supplement and the indenture state otherwise, we will not be required:

  •
  to issue, register the transfer of, or exchange debt securities of a series either during a period beginning 15 business days prior to the selection of debt securities of that series for redemption and ending on the close of business on the day of mailing of the relevant notice of redemption or repurchase, or between a record date and the next succeeding interest payment date; or

  •
  to register the transfer of or exchange any debt security called for redemption or repurchase, except the unredeemed portion of any debt security we are redeeming or repurchasing in part.

Provisions Relating only to Senior Debt Securities

        Senior debt securities will rank equally in right of payment with all of our other senior and unsubordinated debt. Any senior debt securities will be effectively subordinated, however, to all of our secured debt to the extent of the value of the collateral for that debt. We will disclose the amount of our secured debt in the prospectus supplement with respect to the issuance of any senior debt securities.

Provisions Relating only to the Subordinated Debt Securities

        Subordination.    The subordinated debt securities will be subordinate to all of our existing and future senior debt. "Senior debt" includes senior debt securities and means:

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  any of our indebtedness for borrowed or purchased money, whether or not evidenced by bonds, debentures, notes or other written instruments;

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  our obligations under letters of credit;

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  any of our indebtedness or other obligations with respect to commodity contracts, interest rate and currency swap agreements, cap, floor and collar agreements, currency spot and forward contracts, and other similar agreements or arrangements designed to protect against fluctuations in currency exchange or interest rates; and

  •
  any guarantees, endorsements (other than by endorsement of negotiable instruments for collection in the ordinary course of business) or other similar contingent obligations in respect of obligations of others of a type described above, whether or not such obligation is classified as a liability on a balance sheet prepared in accordance with generally accepted accounting principles,

in each case whether outstanding on the date of execution of the subordinated indenture or thereafter incurred, other than obligations expressly on a parity with or junior to the subordinated debt securities.

        Our junior subordinated debt securities will rank junior to the subordinated debt securities.

        If certain events in bankruptcy, insolvency or reorganization occur, we will first pay all senior debt, including any interest accrued after the events occur, in full before we make any payment or distribution, whether in cash, securities or other property, on account of the principal of or interest on the subordinated debt securities. In such an event, we will pay or deliver directly to the holders of senior debt any payment or distribution otherwise payable or deliverable to holders of the subordinated debt securities. We will make the payments to the holders of senior debt according to priorities existing among those holders until we have paid all senior debt, including accrued interest, in full.

        If such events in bankruptcy, insolvency or reorganization occur, after we have paid in full all amounts owed on senior debt, the holders of subordinated debt securities, together with the holders of any of our other obligations ranking equal with those subordinated debt securities, will be entitled to receive from our remaining assets any principal, premium or interest due at that time on the subordinated debt securities and such other obligations before we make any payment or other distribution on account of any of our capital stock or obligations ranking junior to those subordinated debt securities.

        If we violate the subordinated indenture by making a payment or distribution to holders of the subordinated debt securities before we have paid all of the senior debt in full, then such holders of the subordinated debt securities will be deemed to have received the payments or distributions in trust for the benefit of, and will have to pay or transfer the payments or distributions to, the holders of the senior debt outstanding at the time. The payment or transfer to the holders of the senior debt will be made according to the priorities existing among those holders.

        Because of the subordination, if we become insolvent, holders of senior debt may receive more, ratably, and holders of the subordinated debt securities having a claim pursuant to those securities may receive less, ratably, than our other creditors.

        No Limitation on Amount of Senior Debt.    The subordinated indenture will not limit the amount of senior debt that we, any co-issuer or any guarantor may incur, unless otherwise indicated in the prospectus supplement.

Book Entry, Delivery and Form

        The debt securities of a particular series may be issued in whole or in part in the form of one or more global certificates that will be deposited with the trustee as custodian for The Depository Trust Company, New York, New York, or DTC. This means that we would not issue certificates to each holder. Instead, one or more global debt securities would be issued to DTC, which would keep a computerized record of its participants (for example, your broker) whose clients have purchased the debt securities. The participant would then keep a record of its clients who purchased the debt securities. Unless it is exchanged in whole or in part for a certificated debt security, a global debt security may not be transferred, except that DTC, its nominees and their successors may transfer a global debt security as a whole to one another.

        Beneficial interests in global debt securities will be shown on, and transfers of global debt securities will be made only through, records maintained by DTC and its participants.

        DTC has provided us the following information: DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New

York Banking Law, a member of the United States Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants, which are referred to as direct participants, deposit with DTC. DTC also records the settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities through computerized records for direct participants' accounts. This eliminates the need to exchange certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.

        DTC's book entry system is also used by other organizations such as securities brokers and dealers, banks and trust companies that work through a direct participant. The rules that apply to DTC and its participants are on file with the SEC.

        We will wire all payments on global debt securities to DTC's nominee. We and the trustee will treat DTC's nominee as the owner of the global debt securities for all purposes. Accordingly, we, the trustee and any paying agent will have no direct responsibility or liability to pay amounts due on the global debt securities to owners of beneficial interests in the global debt securities.

        It is DTC's current practice, upon receipt of any payment on global debt securities, to credit direct participants' accounts on the payment date according to their respective holdings of beneficial interests in the global debt securities as shown on DTC's records. In addition, it is DTC's current practice to assign any consenting or voting rights to direct participants whose accounts are credited with debt securities on a record date, by using an omnibus proxy. Payments by participants to owners of beneficial interests in the global debt securities, and voting by participants, will be governed by the customary practices between the participants and owners of beneficial interests, as is the case with debt securities held for the account of customers registered in "street name." However, payments will be the responsibility of the participants and not of DTC, the trustee or us.

        Debt securities represented by a global debt security will be exchangeable for certificated debt securities with the same terms in authorized denominations only if:

  •
  DTC notifies us that it is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under applicable law and, in either event, a successor depositary is not appointed by us within 90 days; or

  •
  we determine not to require all of the debt securities of a series to be represented by a global debt security.

Satisfaction and Discharge; Defeasance

        Each indenture will be discharged and will cease to be of further effect as to all outstanding debt securities of any series issued thereunder, when:

  •
  either:

  •
  all outstanding debt securities of that series that have been authenticated (except lost, stolen or destroyed debt securities that have been replaced or paid and debt securities for whose payment money has theretofore been deposited in trust and thereafter repaid to us) have been delivered to the trustee for cancellation; or

  •
  all outstanding debt securities of that series that have not been delivered to the trustee for cancellation have become due and payable by reason of the giving of a notice of redemption or otherwise or will become due and payable at their stated maturity within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee and in any case we have irrevocably deposited or caused to be irrevocably deposited with the trustee as trust funds cash in U.S. dollars, non-callable U.S. government obligations or a combination thereof, in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness of such debt securities not delivered to the trustee for cancellation, with respect to principal, premium, if any, and accrued interest to the date of such deposit (in the case of debt securities that have been due and payable) or the stated maturity or redemption date;

  •
  we have paid or caused to be paid all other sums payable by us under the indenture; and

  •
  we have delivered an officers' certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

        The debt securities of a particular series will be subject to legal or covenant defeasance to the extent, and upon the terms and conditions, set forth in the prospectus supplement.

Governing Law

        Unless the prospectus supplement and the indenture state otherwise, each indenture and all of the debt securities will be governed by the laws of the State of New York.

The Trustee

        We will enter into the indenture with a trustee that is qualified to act under the Trust Indenture Act of 1939, as amended, and with any other trustees chosen by us and appointed in a supplemental indenture for a particular series of debt securities.

        Resignation or Removal of Trustee.    If the trustee has or acquires a conflicting interest within the meaning of the Trust Indenture Act, the trustee must either eliminate its conflicting interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and the applicable indenture. Any resignation will require the appointment of a successor trustee under the applicable indenture in accordance with the terms and conditions of such indenture.

        The trustee may resign or be removed by us with respect to one or more series of debt securities and a successor trustee may be appointed to act with respect to any such series. The holders of a majority in aggregate principal amount of the debt securities of any series may remove the trustee with respect to the debt securities of such series.

        Limitations on Trustee if It is Our Creditor.    Each indenture will contain limitations on the right of the trustee, if it becomes a creditor of an issuer or a guarantor, to obtain payment of claims, or to realize on property it may receive in respect of any such claim as security or otherwise.

        Annual Trustee Report to Holders of Debt Securities.    The trustee is required to submit an annual report to the holders of the debt securities regarding, among other things, the trustee's eligibility to serve as such, the priority of the trustee's claims regarding advances made by it, and any action taken by the trustee materially affecting the debt securities.

        Certificates and Opinions to Be Furnished to Trustee.    Each indenture will provide that, in addition to other certificates or opinions that may be specifically required by other provisions of an indenture, every application by us for action by the trustee must be accompanied by a certificate from one or more of our officers and an opinion of counsel (who may be our counsel) stating that, in the opinion of the signers, all conditions precedent to such action have been complied with by us.

DESCRIPTION OF WARRANTS

        The following describes some of the general terms and provisions of warrants we may issue. Warrants may be issued independently or together with any other securities offered by any prospectus supplement and other offering materials, if any, and may be attached to or separate from those securities. Warrants may be issued under warrant agreements to be entered into between us and a warrant agent or may be represented by individual warrant certificates, all as specified in the applicable prospectus supplement and other offering materials, if any. The warrant agent, if any, for any series of warrants will act solely as our agent and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

        A prospectus supplement and any other offering materials relating to any warrants we may issue will specify the terms of the warrants, including:

  •
  the title and aggregate number of the warrants;

  •
  the price or prices at which the warrants will be issued;

  •
  the title, amount and terms of the securities purchasable upon exercise of the warrants;

  •
  the title, amount and terms of the securities offered with the warrants and the number of warrants issued with each such security;

  •
  the date, if any, on and after which the warrants and the related securities will be separately transferable;

  •
  the price at which the related securities may be purchased upon exercise of the warrants;

  •
  the exercise period for the warrants;

  •
  the minimum or maximum number of warrants which may be exercised at any one time;

  •
  any applicable anti-dilution, redemption or call provisions;

  •
  any applicable book-entry provisions; and

  •
  any other terms of the warrants.

        In connection with the sale of Series T Preferred Stock to the U.S. Treasury described in "Description of Capital Stock—Series T Preferred Stock," we also issued to the U.S. Treasury a warrant to purchase 1,147,666 shares of our common stock, which we refer to herein as the Treasury Warrant. The Treasury Warrant has a 10-year term and is currently exercisable, with an exercise price, subject to anti-dilution adjustments, equal to $13.07 per share.

        Except as otherwise described below pursuant to ARRA, the U.S. Treasury may not transfer a portion or portions of the Treasury Warrant with respect to, or exercise the Treasury Warrant for, more than one-half of the common shares issuable upon exercise of such warrant until the earlier of (i) the date on which we have received aggregate gross proceeds of at least $100,000,000 from one or more qualified equity offerings (which are generally defined as any offering of perpetual preferred stock or common stock that qualifies as Tier 1 capital to us), or (ii) December 31, 2009. The Treasury Warrant, and all rights under such warrant, are otherwise transferable. If we complete one or more qualified equity offerings on or prior to December 31, 2009 that result in us receiving aggregate gross proceeds equal to at least $100,000,000, which is equal to 100% of the aggregate liquidation preference of the Series T Preferred Stock, then the number of common shares issuable upon exercise of the Treasury Warrant will be reduced to 50% of the original number. The U.S. Treasury has agreed not to exercise voting power with respect to any common shares issued upon exercise of the Treasury Warrant.

        Notwithstanding the foregoing, under the provisions of ARRA, as implemented by guidance issued by the U.S. Treasury, if we redeem 100% of the Series T Preferred Stock prior to March 6, 2012, which was the earliest date on which we could redeem the Series T Preferred Stock from sources other than the proceeds of a qualified equity offering prior to the enactment of ARRA, we must either repurchase the Treasury Warrant from the U.S. Treasury for its appraised fair market value, which will be determined pursuant to a procedure established by the U.S. Treasury, or issue the U.S. Treasury substitute warrants that are identical to the Treasury Warrant except that the substitute warrants will permit the U.S. Treasury to immediately liquidate the warrants, including by selling them to third-party investors in an auction process.

DESCRIPTION OF SUBSCRIPTION RIGHTS

        This section describes the general terms of the subscription rights to purchase common stock or other securities that we may offer to stockholders using this prospectus. The following description is only a summary and does not purport to be complete. You must look at the applicable forms of subscription agent agreement and subscription certificate for a full understanding of all terms of any series of subscription rights. The forms of the subscription agent agreement and the subscription certificate will be filed with the SEC as an exhibit to the registration statement of which this prospectus is a part or as an exhibit to a filing incorporated by reference in the registration statement. See "Where You Can Find Additional Information" for information on how to obtain copies.

        Subscription rights may be issued independently or together with any other security and may or may not be transferable. As part of any subscription rights offering, we may enter into a standby underwriting or other arrangement under which the underwriters or any other person would purchase any securities that are not purchased in such subscription rights offering. If we issue subscription rights, they will be governed by a separate subscription agent agreement that we will sign with a bank or trust company, as rights agent, that will be named in the applicable prospectus supplement. The rights agent will act solely as our agent and will not assume any obligation to any holders of subscription rights certificates or beneficial owners of subscription rights.

        The prospectus supplement relating to any subscription rights we offer will describe the specific terms of the offering and the subscription rights, including the record date for stockholders entitled to the subscription rights distribution, the number of subscription rights issued and the number of shares of common stock that may be purchased upon exercise of the subscription rights, the exercise price of the subscription rights, the date on which the subscription rights will become effective and the date on which the subscription rights will expire, and any certain U.S. federal income tax considerations.

        In general, a subscription right entitles the holder to purchase for cash a specific number of shares of common stock or other securities at a specified exercise price. The rights are normally issued to stockholders as of a specific record date, may be exercised only for a limited period of time and become void following the expiration of such period. If we determine to issue subscription rights, we will accompany this prospectus with a prospectus supplement that will describe, among other things:

  •
  the record date for stockholders entitled to receive the subscription rights;

  •
  the number of shares of common stock or other securities that may be purchased upon exercise of each subscription right;

  •
  the exercise price of the subscription rights;

  •
  whether the subscription rights are transferable;

  •
  the period during which the subscription rights may be exercised and when they will expire;

  •
  the steps required to exercise the subscription rights;

  •
  whether the subscription rights include "oversubscription rights" so that the holder may purchase more securities if other holders do not purchase their full allotments; and

  •
  whether we intend to sell the shares of common stock or other securities that are not purchased in the rights offering to an underwriter or other purchaser under a contractual "standby" commitment or other arrangement.

        If fewer than all of the subscription rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

        After the close of business on the expiration date, all unexercised subscription rights will become void.

DESCRIPTION OF UNITS

        As specified in the applicable prospectus supplement, we may issue units consisting of one or more debt securities, shares of common stock, shares of preferred stock or warrants or any combination of such securities, including guarantees of any securities.

        A prospectus supplement and any other offering materials relating to any units issued under the registration statement of which this prospectus is a part will specify the terms of the units, including:

  •
  the terms of the units and of any of the debt securities, common stock, preferred stock, warrants and guarantees comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

  •
  a description of the terms of any unit agreement governing the units; and

  •
  a description of the provisions for the payment, settlement, transfer or exchange of the units.

DESCRIPTION OF DEPOSITARY SHARES

        This section outlines some of the provisions of the deposit agreement to govern any depositary shares, the depositary shares themselves and the depositary receipts. This information may not be complete in all respects and is qualified entirely by reference to the relevant deposit agreement and depositary receipt with respect to the depositary shares relating to any particular series of preferred stock. A copy of the depositary agreement and form of depositary receipt relating to any depositary shares we issue will be filed with the SEC as an exhibit to the registration statement of which this prospectus is a part or as an exhibit to a filing incorporated by reference in the registration statement. The specific terms of any depositary shares we may offer will be described in the applicable prospectus supplement. If so described in the applicable prospectus supplement, the terms of that series of depositary shares may differ from the general description of terms presented below.

General

        We may offer fractional interests in shares of our preferred stock, rather than full shares of preferred stock. If we do, we will provide for the issuance by a depositary to the public of receipts for depositary shares, each of which will represent a fractional interest in a share of a particular series of preferred stock.

        The shares of any series of preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company having its principal office in the United States and having a combined capital and surplus of such amount as may be set forth in the applicable prospectus supplement, which we refer to in this section as the depositary. We will name the depositary in the applicable prospectus supplement. Subject to the terms of the deposit agreement, each owner of a depositary share will have a fractional interest in all the rights and preferences of the preferred stock underlying the depositary share. Those rights include any dividend, voting, redemption, conversion and liquidation rights.

        The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. If you purchase fractional interests in shares of the related series of preferred stock, you will receive depositary receipts as described in the applicable prospectus supplement.

        Unless we specify otherwise in the applicable prospectus supplement, you will not be entitled to receive the whole shares of preferred stock underlying the depositary shares.

Specific Terms of Depositary Shares

        Dividends.    The depositary will distribute all cash dividends or other cash distributions in respect of the preferred stock underlying the depositary shares to each record holder of depositary shares based on the number of the depositary shares owned by that holder on the relevant record date. The depositary will distribute only that amount which can be distributed without attributing to any holder of depositary shares a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary shares.

        If there is a distribution other than in cash, the depositary will distribute property to the entitled record holders of depositary shares, unless the depositary determines that it is not feasible to make that distribution. In that case the depositary may, with our approval, adopt the method it deems equitable and practicable for making that distribution, including any sale of property and distribution of the net proceeds from this sale to the concerned holders.

        The deposit agreement will also contain provisions relating to how any subscription or similar rights offered by us to holders of the preferred stock will be made available to the holders of depositary shares.

        Conversion or Exchange Rights.    If any series of preferred stock underlying the depositary shares is subject to conversion or exchange, the applicable prospectus supplement will describe the rights or obligations of each record holder of depositary receipts to convert or exchange the depositary shares.

        Redemption.    If the series of the preferred stock underlying the depositary shares is subject to redemption, all or a part of the depositary shares will be redeemed from the redemption proceeds of that series of the preferred stock held by the depositary. The redemption price per depositary share will bear the same relationship to the redemption price per share of preferred stock that the depositary share bears to the underlying preferred stock. Whenever we redeem preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the preferred stock redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as determined by the depositary.

        After the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will cease, except the right to receive money or other property that the holders of the depositary shares were entitled to receive upon the redemption. Payments will be made when holders surrender their depositary receipts to the depositary.

        Voting Rights.    When the depositary receives notice of any meeting at which the holders of the preferred stock may vote, the depositary will mail information about the meeting contained in the notice, and any accompanying proxy materials, to the record holders of the depositary shares relating to the preferred stock. Each record holder of such depositary shares on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the depositary as to how the preferred stock underlying the holder's depositary shares should be voted.

        Taxation.    Owners of depositary shares will be treated for U.S. federal income tax purposes as if they were owners of the preferred stock represented by the depositary shares. If necessary, the applicable prospectus supplement will provide a description of U.S. federal income tax consequences relating to the purchase and ownership of the depositary shares and the preferred stock represented by the depositary shares.

        Amendment and Termination of the Deposit Agreement.    The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary at any time. However, certain amendments as specified in the applicable prospectus supplement will not be effective unless approved by the record holders of at least a majority of the depositary shares then-outstanding. A deposit agreement may be terminated by us or the depositary only if:

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  all outstanding depositary shares relating to the deposit agreement have been redeemed; or

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  there has been a final distribution on the preferred stock of the relevant series in connection with our liquidation, dissolution or winding up of our business and the distribution has been distributed to the holders of the related depositary shares.

        Charges of Depositary.    We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay associated charges of the depositary for the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges that are stated to be their responsibility in the deposit agreement.

        Resignation and Removal of Depositary.    The depositary may resign at any time by delivering notice to us. We may also remove the depositary at any time. Resignations or removals will take effect when a successor depositary is appointed and it accepts the appointment.

PLAN OF DISTRIBUTION

        We may sell the securities offered by this prospectus to one or more underwriters or dealers for resale, through agents, directly to purchasers or through a combination of any such methods of sale. The name of any such underwriter, dealer or agent involved in the offer and sale of the securities, the amounts underwritten and the nature of its obligation to take the securities will be stated in the applicable prospectus supplement. We have reserved the right to sell the securities directly to investors on our own in those jurisdictions where we are authorized to do so. The sale of the securities may be effected in transactions: on any national or international securities exchange or quotation service on which the securities may be listed or quoted at the time of sale; in the over-the-counter market; in transactions otherwise than on such exchanges or in the over-the-counter market; or through the writing of options.

        In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. In some cases, we or dealers acting with us or on our behalf may also purchase securities and re-offer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

        We, our agents and underwriters may offer and sell the securities at a fixed price or prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

        We may solicit offers to purchase securities directly from the public from time to time. We also may designate agents from time to time to solicit offers to purchase securities from the public on our behalf. If required, the prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers, and will include information about any commissions we may pay the agents, in that offering.

        We may sell securities from time to time to one or more underwriters, who would purchase the securities as principal for resale to the public, either on a firm-commitment or best-efforts basis. If we use underwriters to sell securities, we may enter into an underwriting agreement with them at the time of the sale and will name them in the applicable prospectus supplement. In connection with the sale of the securities, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agents. Any underwriting compensation paid by us to underwriters or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement to the extent required by applicable law. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions (which may be changed from time to time) from the purchasers for whom they may act as agents.

        Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, or the Securities Act.

        If so indicated in the prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers from certain specified institutions to purchase offered securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to any conditions set forth in the applicable prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such contracts. The underwriters and other persons soliciting such contracts will have no responsibility for the validity or performance of any such contracts.

        If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

        Underwriters, dealers and agents may be entitled, under agreements entered into with the Company, to indemnification against and contribution towards certain civil liabilities, including any liabilities under the Securities Act.

        To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. These may include over-allotment, stabilization, syndicate short covering transactions and penalty bids. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions involve bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate short covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim selling concessions from dealers when the securities originally sold by the dealers are purchased in covering transactions to cover syndicate short positions. These activities may stabilize, maintain or otherwise affect the market price of the securities. As a result, these transactions may cause the price of the securities sold in an offering to be higher than it would otherwise be in the open market. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise. These transactions, if commenced, may be discontinued by the underwriters at any time.

        The amount of expenses expected to be incurred by us in connection with any issuance of securities will be set forth in the applicable prospectus supplement.

        Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Your prospectus supplement may provide that the original issue date for your securities may be more than three scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the third business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than three scheduled business days after the trade date for your securities, to specify alternative settlement arrangements to prevent a failed settlement.

        Underwriters and agents and their affiliates may be customers of, engage in transactions with, or perform services for us or our subsidiaries in the ordinary course of their businesses. In connection with the distribution of the securities offered under this prospectus, we may enter into swap or other hedging transactions with, or arranged by, underwriters or agents or their affiliates. These underwriters or agents or their affiliates may receive compensation, trading gain or other benefits from these transactions.

SPECIAL CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        Certain statements contained in or incorporated by reference into this prospectus that are not historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we are including this statement for purposes of invoking these safe harbor provisions. These statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of the words "may," "will," "should," "could," "would," "plan," "potential," "estimate," "project," "believe," "intend," "anticipate," "expect," "target" and similar expressions. These forward-looking statements include statements relating to our projected growth, anticipated future financial performance, management's long-term performance goals, as well as statements relating to the anticipated effects on results of operations and financial condition from expected developments or events, our business and growth strategies and any other statements that are not historical facts.

        These forward-looking statements are subject to significant risks, assumptions and uncertainties, and could be affected by many factors. Factors that could have a material adverse effect on our financial condition, results of operations and future prospects can be found in the "Risk Factors" section of a prospectus supplement issued in connection with the issuance of securities and in our most recent Annual Report on Form 10-K and elsewhere in our periodic and current reports filed with the SEC.

        Because of those risks and other uncertainties, our actual future results, performance or achievements, or industry results, may be materially different from the results indicated by these forward-looking statements. In addition, our past results of operations do not necessarily indicate our future results.

        You should not place undue reliance on any forward-looking statements, which speak only as of the dates on which they were made. We are not undertaking an obligation to update these forward-looking statements, even though our situation may change in the future, except as required under federal securities law. We qualify all of our forward-looking statements by these cautionary statements.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

        We are subject to the information requirements of the Exchange Act, which means we are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC's website at http://www.sec.gov. You may also read and copy any document we file with the SEC at its Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

DOCUMENTS INCORPORATED BY REFERENCE

        The SEC allows us to "incorporate by reference" into this prospectus the information we file with the SEC. This permits us to disclose important information to you by referring to these separately filed documents. The information incorporated by reference is an important part of this prospectus, and the information we file subsequently with the SEC will automatically update the information in this prospectus. This historical and future information that is incorporated by reference in this prospectus is considered to be part of this prospectus and can be obtained at the locations described above under the heading "Where You Can Find Additional Information." The information included elsewhere in this prospectus and the following documents incorporated by reference in this prospectus is considered to be part of this prospectus:

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  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed with the SEC on March 16, 2009, including the portions of our Definitive Proxy Statement on Schedule 14A filed on April 23, 2009 that are incorporated therein;

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  Our Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2009, filed with the SEC on May 11, 2009, and for the fiscal quarter ended June 30, 2009, filed with the SEC on August 10, 2009;

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  Our Current Reports on Form 8-K filed with the SEC on February 4, 2009, February 12, 2009, March 6, 2009, March 9, 2009, April 22, 2009, May 22, 2009, July 22, 2009 and August 20, 2009; and

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  Any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) under the Exchange Act, after the date of this document, excluding any document or portion thereof that has been furnished to and deemed not to be filed with the SEC.

        Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in any subsequently filed document which also is, or is deemed to be, incorporated by reference in this prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        We will provide you with a copy of any information that we incorporate by reference into the registration statement on Form S-3 or this prospectus, at no cost, by writing or calling us. Requests for such materials should be directed to:

First Busey Corporation
Attention: Corporate Secretary
201 West Main Street
Urbana, Illinois 61801
Telephone number: (217) 365-4516

LEGAL MATTERS

        Certain legal matters in connection with any offering of securities made by this prospectus will be passed upon for us by our special counsel in the State of Nevada, Lewis and Roca LLP. If the securities are being distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the related prospectus supplement.

EXPERTS

        The consolidated financial statements of First Busey Corporation and subsidiaries as of December 31, 2008 and 2007, and for each of the years in the three-year period ended December 31, 2008, and the effectiveness of First Busey Corporation's internal control over financial reporting as of December 31, 2008, have been incorporated in this prospectus by reference to First Busey's Annual Report on Form 10-K for the year ended December 31, 2008 in reliance on the report of McGladrey & Pullen LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.